EXHIBIT 10.4

CONSTRUCTION LOAN AGREEMENT

THIS CONSTRUCTION LOAN AGREEMENT (“Agreement”), made and entered into effective as of March 13, 2006, by and between SHOREFOX DEVELOPMENT, LLC, a Delaware limited liability company, whose address is 62801 U.S. Highway 40, Granby, Colorado 80446, Attention: Mr. Steven S. Bromberg (“Borrower”), and CNL INCOME PARTNERS, LP, a Delaware limited partnership, whose address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801-3336 Attention: Chief Financial Officer, Attention: Corporate Counsel (“Lender”).

W I T N E S S E T H:

Lender and Borrower have agreed that Lender will make a loan(s) to Borrower in connection with the development of a proposed mixed use subdivision of single-family and commercial uses on approximately 1,555 acres of real property (the “Project”) described on Exhibit “A” attached hereto (the “Land”) and the financing and/or acquisition of the Land, certain Improvements and related personal property (the “Property”) in an aggregate amount not to exceed $40,000,000.00 (the “Loan”).

The Loan is evidenced by a Promissory Note executed by Borrower and dated the date hereof (as amended from time to time, the “Note”) and secured by that certain Commercial Deed of Trust, Assignment of Lease and Rents, Security Agreement and Fixture Filing dated as of the date hereof (as amended from time to time, the “Instrument”) in favor of Lender.

One of the conditions for closing on such Loan is the execution of this Agreement, which describes the procedures, terms and requirements for the funding and administration of the Loan in connection with the construction of the Project.

NOW, THEREFORE, in consideration of the execution of this Agreement and the separate agreements, conditions, covenants, representations and warranties of the parties to this Agreement, it is agreed, covenanted, represented and warranted by and between the parties as follows:

1. DEFINITIONS. The following terms shall have the meanings set forth below throughout this Agreement unless the context clearly indicates a contrary intent between the parties.

(a) Advance Period means the period during which Borrower can request advances under the Loan, which period shall commence on the date hereof and expire on March     , 2008.

(b) Affiliate means, with respect to any designated Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such designated Person and, without limiting the generality of the foregoing, shall include, (i) any Person who is a director or officer of, partner in, trustee of, or blood or legal relative, guardian or representative of the designated Person, or any Person who acts or serves in a similar capacity with respect to the designated Person, (ii) any Person of which or whom the designated Person is a director or officer, partner, trustee, or blood or legal relative, guardian or representative, or with respect to which or whom, the designated Person acts or serves in a similar capacity; and (iii) any Person, who, directly or indirectly, is the legal or beneficial owner of or controls 10% or more of any class of equity securities of the designated Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of such Person, whether through the ownership of voting equities, by contract or otherwise.

(c) Agreement means this Construction Loan Agreement.

(d) Applicable Laws collectively means and includes all present and future laws and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements or guidelines of governmental authorities applicable to any Property and relating to the environment and environmental conditions or to any Hazardous Substance or Hazardous Substance Activity (including, without limitation, CERCLA, the Federal Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251, et seq., the Clean Air Act, 42 U.S.C. § 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601-2629, the Safe Drinking Water Act, 42 U.S.C. § 300f-300j, the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 11001, et seq., the Endangered Species Act, and any so-called “Super Fund” or “Super Lien” law, environmental laws administered by the Environmental Protection Agency or applicable state agency, any similar state and local laws and regulations, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder.

(e) Approved Carriers means insurance carriers which have a long-term debt rating of claims paying in the category “A-” or better as rated by Best’s Insurance Rating Service or otherwise reasonably acceptable to Lender.

(f) Borrower means SHOREFOX DEVELOPMENT, LLC, a Delaware limited liability company, and its successors and permitted assigns

(g) Casualty means any damage, injury or loss to the Property by fire, lightning, hail, windstorm, explosion, flood or other hazard or casualty.

(h) Chattel Paper has the meaning ascribed to such term under the Uniform Commercial Code.

(i) Collateral means all of the collateral securing, in whole or in part, the payments and performance of Borrower’s liabilities and obligations under the Loan Documents and related to the Property (except and unless otherwise specifically otherwise set forth herein).

(j) Completion Date means the date by which the Improvements approved by Lender shall be fully completed by or for Borrower in accordance with the Plans and Specifications and the schedule for completion agreed to by Borrower and Lender, but in any event on or before March 10 2008.

(k) Commitment means the loan commitment made by Lender and accepted by Borrower, and any written amendments, extensions, modifications, replacements or substitutions thereto.

(l) Construction Reserve Account means that certain Reserve Account described in Section 6(c) of this Agreement, which account shall be in Lender’s name, shall be controlled exclusively by Lender and shall be used for construction disbursements by Lender pursuant to Section 3(b) of this Agreement.

(m) Construction Budget means the budget of the costs attached hereto as Schedule 1(m) to acquire the Land (if applicable) and acquire and construct the Improvements as prepared in accordance with the Plans and Specifications and other materials provided by Borrower and Engineer and submitted to and approved by Lender prior to the execution of this Agreement.

(n) Contracts means all contracts and agreements related to the development or operation of the Property, or benefiting Borrower to which the Borrower or Individual Owners now are, or hereafter will be, bound, or a party, beneficiary or assignee (other than rights evidenced by Chattel Paper, Documents or the Instrument) including, without limitation all agreements and documents executed and delivered with respect to such contracts, including without limiting the generality of the foregoing, any agreements, documents or arrangements by which Shorefox Metro District/s and/or the Town of Granby give or acknowledge an obligation or intent to pay or repay the Borrower or any other person or entity for funds advanced to or on behalf of the districts by the Borrower for district organization, operations, infrastructure and services, including without limitation advance and reimbursement agreements and facilities acquisition agreements and all revenues, rentals and other sums of money due and to become due thereunder from any of the foregoing.

(o) Copyrights means all United States or other registered and unregistered copyrights, all licenses thereto, and all applications therefor, and all reissues, divisions, continuations, renewals, extensions, modifications, supplements thereto or to any part thereof, and the right to sue for past, present and future infringements of the foregoing, and all rights corresponding to the foregoing throughout the world.

(p) Default has the meaning ascribed to such term in paragraph 6 of this Agreement

(q) District Bonds means any bonds issued by the Shorefox Metropolitan District No, 1 or the Shorefox Metropolitan District No. 2, or any other Governmental Authority relating to all or any portion of the Property.

(r) Document has the meaning ascribed to such term under the UCC and which relate to the Property.

(s) Encumbrances means all liens, mortgages, deeds of trust, conditional sales agreements, land installment contracts, security interests, encumbrances, leases, restrictions, easements, licenses, covenants, agreements, rights of way, rights of redemption, options and other rights and burdens of any kind.

(t) Engineer means Carroll & Lange, Inc. of Winter Park, Colorado, and such other engineers and replacement engineers as may be approved by Lender.

(u) Environmental Report means that certain Phase I Environmental Site Assessment dated October 5, 2005, prepared by Ground Engineering Consultants, Inc. Job No. 05-3406.

(v) Equipment means any “equipment,” as such term is defined in the UCC, used or bought and not included within Inventory, now or hereafter owned or leased by Borrower or Individual Owners and, in any event, shall include, but shall not be limited to, all machinery, tools, computer software, office equipment, furniture, appliances, fixtures, vehicles, motor vehicles, and any manuals, instructions and similar items which relate to the foregoing, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

(w) GAAP means generally accepted accounting principles consistently applied.

(x) General Contractor means Adolfson & Peterson Construction, from Aurora, Colorado, and such other contractors or Construction Manager with whom Borrower may hereafter contract for the construction of the Improvements.

(y) General Intangibles has the meaning ascribed to such term under the UCC and which relate to the Property.

(z) Governmental Authorities means all federal, state, regional, county, city, municipal, and other governmental or quasi-governmental courts, judicial bodies, agencies, boards, commissions and authorities of any kind and include, without limitation, all utility districts, commissions or related entities.

(aa) Guarantor(s) means each or all Person(s), if any, who have guaranteed or are otherwise liable, in whole or in part, for the payment or performance of any of Borrower’s obligations under the Loan Documents, including without limitation Shorefox, LLC, a Delaware limited liability company which has executed a related Guaranty dated as of the dated of this Agreement.

(bb) Improvements means the infrastructure improvements described in the Plans and Specifications and in the application for the Loan. Without limiting the foregoing, the term “Improvements” shall include grading, roadways, drainage, utilities, curbs and paving, all as described in the Plans and Specifications or described in the application for the Loan, and all building materials, machinery, appliances and equipment to be incorporated in or affixed to the Improvements described in the Plans and Specifications. The specific Improvements and budget for more Improvements is attached hereto as Schedule 1(bb).

(cc) Instrument means collectively: (a) that Commercial Deed of Trust, Security Agreement and Fixture Filing from Borrower to Lender dated of even date herewith granting a security interest in its respective portion of Property and securing the payment and performance of Borrower’s obligations under the Note and the Loan Documents; (b) that Commercial Deed of Trust, Security Agreement and Fixture Filing from Individual Owners to Lender dated of even date herewith granting a security interest in their respective portion of Property and securing the payment and performance of Borrower’s obligations under the Note and the Loan Documents; and (c) all amendments, extensions, modifications, replacements and substitutions thereto.

(dd) Interest Reserve Account means that certain Reserve Account described in Section 6(b) of this Agreement, which account shall be in Lender’s name, shall be controlled exclusively by Lender, and shall be used for payment of interest due from Borrower from time to time pursuant to said Section 6(b).

(ee) Inventory means all inventory of every type or description relating to the Property, including all “inventory” as such term is defined in the UCC, now owned or hereafter acquired and wherever located, whether raw, in process or finished, and all materials usable in processing the same and all documents of title covering any inventory, including, without limitation, work in process, now owned or hereafter acquired or manufactured and held for sale in the ordinary course of business; all present and future substitutions thereof, parts and accessories thereof and all additions thereto; and all proceeds thereof and products of such inventory in any form whatsoever.

(ff) Investment Property means any “investment property” as such term is defined in the UCC and which relates to the Property and in any event shall include, but not be limited to, a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract, or commodity account.

(gg) Individual Owners means Steven S. Bromberg, Jeff Martin, and Jana Huse.

(hh) Laws means all laws, regulations, rules, ordinances, orders, rulings, decisions and interpretations imposed by any Governmental Authority, arbitrator or mediator or otherwise existing under applicable law.

(ii) Land means the real property described in and encumbered by the Instrument and more particularly described on attached Exhibit “A” and (exclusive of the Improvements) any and all other improvements thereon and all rights and interests appurtenant hereto (except for the Improvements).

(jj) Legal Actions means all actions, suits, hearings, investigations or other proceedings of any kind brought at law, in equity, or otherwise before any Governmental Authority, arbitrator or mediator.

(kk) Legal Requirements means: (a) all Laws; (b) Borrower’s and Guarantor’s articles of incorporation, bylaws, partnership agreements, joint venture agreements, articles of organization, operating agreements, trust agreements, and any other similar or related organizational documents; (c) all of Borrower’s and Guarantor’s contracts and agreements with other Persons; and (d) all Encumbrances.

(ll) Lender means CNL INCOME PARTNERS, LP, a Delaware limited partnership, and its successors and assigns.

(mm) Lender Approved Appraisal means the appraisal for the Property received and approved by Lender, as the same may be modified from time to time subject to Lender’s approval.

(nn) Lender’s Inspector means any firm or entity designated as such by Lender from time to time.

(oo) License means the license to use Trademarks and other intellectual property.

(pp) Loan means the loan from Lender to Borrower identified in the recitals to this Agreement and any amendments, extensions, modifications, replacements or substitutions thereto.

(qq) Loan Documents means: (a) this Agreement, the Commitment, the Note, the Instrument, all guaranties and other documents executed by the Borrower, Individual Owners or Guarantor, and all other documents related thereto; (b) all attachments, exhibits, certificates, schedules and opinions issued in connection with any of the foregoing; and (c) all amendments, extensions, modifications, replacements, and substitutions to any of the foregoing.

(rr) Major Taking shall mean any condemnation or other taking by eminent domain, or conveyance in lieu thereof, of a portion of the Property for which a claim for payment of an award for such taking and for damages in connection therewith is fifty percent (50%) or more of the value of the Property.

(ss) Maximum Loan Amount means the maximum amount which may be borrowed with respect to the Loan. Such amount shall not exceed the lesser of (a) $40,000,000.00 or (b) an amount which does not exceed 55% of the Lender Approved Appraisal for the Property. Notwithstanding the foregoing, in no event shall the Maximum Loan Amount, plus any other indebtedness secured by the Property, exceed 85% of the Lender Approved Appraisal.

(tt) Major Casualty shall mean any Casualty for which the cost to replace or repair would exceed $100,000.00.

(uu) Net Proceeds shall mean proceeds (including cash and the value of any non-cash consideration) from the sale of all or a portion of the Property minus costs not to exceed 10%, consisting of normal and customary closing costs including recording fees, title insurance, 2.5% Orvis fee and broker commission not to exceed 7%.

(vv) Note means the Promissory Note of even date herewith executed by Borrower and payable to the order of Lender in the principal amount of FORTY MILLION AND NO/100 DOLLARS (US $40,000,000.00) which evidences the Loan, the proceeds of which shall be used for the acquisition of the Property and the construction of the Improvements, together with all amendments, extensions, modifications, replacements and substitutions thereto.

(ww) Orvis means The Orvis Company, Inc., a Vermont corporation.

(xx) Patents means all United States or other registered and unregistered patents, all licenses thereto, and all applications therefor, and all reissues, divisions, continuations, renewals, extensions, modifications, supplements thereto or to any part thereof, and the right to sue for past, present and future infringements of the foregoing, and all rights corresponding to the foregoing throughout the world.

(yy) Permitted Encumbrances means: (a) all Encumbrances to which Lender has provided Borrower with its prior written approval; (b) liens arising from real estate taxes or public charges for sewer, water, drainage or other public improvements not yet due and payable; (c) liens being contested as permitted in the Instrument; and (d) Encumbrances expressly permitted in the Instrument or in this Loan Agreement, if applicable.

(zz) Persons means all individuals, corporation, partnerships, joint ventures, associations, trusts, limited liability companies, and other legal entities.

(aaa) Plans and Specifications means the final plans and specifications for the Improvements which are in the process of being prepared by the Engineer, as such may be hereafter approved by Lender in writing, and all amendments, modifications, replacements and substitutions to such plans and specifications which may be prepared by Engineer and approved by Lender in writing from time to time.

(bbb) Property means the Land, the Improvements and all related personal and real property of any kind related thereto.

(ccc) Receivables means any “account” as such term is defined in the UCC and which relates to the Property and in any event shall include, but not be limited to, all rights to payment for any lands or goods sold or leased, or services performed, by the Borrower or Individual Owners and related to the Property, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by the Borrower or Individual Owners to secure the foregoing, (b) all the Borrower’s or Individual Owners’ rights, title, and interest in and to any lands or goods, the sale of which gave rise thereto, (c) guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, correspondence, credit files, records, ledger cards, invoices, and other papers relating thereto, including without limitation all similar information stored on a magnetic or digital medium or other similar storage device and other papers and documents in the possession or under the control of the Borrower or any computer bureau from time to time acting for the Borrower or Individual Owners, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto, and (h) all other writings related in any way to the foregoing.

(ddd) Reserve Account means any of the Tax and Insurance Reserve Account, the Interest Reserve Account, and the Construction Reserve Account established pursuant to Section 6(c).

(eee) Taxes mean all ad valorem, excise, documentary, transfer, filing, recordation and other taxes, special and other assessments, water, sewer and other rents, metropolitan district, sanitary district and other public charges levied or assessed upon the Land, the Property, the Loan, the Instrument or the other Loan Documents.

(fff) Tax and Insurance Reserve Account means that certain Reserve Account described in Section 6(a) of this Agreement which account shall be in Lender’s name, shall be controlled exclusively by Lender, and shall be used for payment of Taxes and insurance premiums due from time to time with respect to the Property pursuant to said Section 6(a).

(ggg) Trademarks means all United States or other registered or unregistered trademarks together with the goodwill of the business connected with the use thereof, and symbolized thereby, all licenses thereto, and all applications therefor, and all reissues, divisions, continuations, renewals, extensions, modifications, supplements thereto or to any part thereof, and the right to sue for past, present and future infringements of the foregoing, and all rights corresponding to the foregoing throughout the world.

(hhh) Total Casualty shall mean any Casualty for which the cost to replace or repair would exceed fifty percent (50%) of the value of the Property.

(iii) UCC means the Uniform Commercial Code as adopted in the State of Colorado.

2. BORROWER’S REPRESENTATIONS, WARRANTIES AND COVENANTS. Borrower hereby represents and warrants to and covenants with Lender that:

(a) Organization and Good Standing. Borrower is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware, and in good standing under the laws of the State of Colorado. There are no proceedings or actions pending, threatened or contemplated for the liquidation, termination or dissolution of Borrower.

(b) Authorization. The Note, this Agreement, the Instrument and the other Loan Documents, and all other notes and loan documents evidencing all other obligations of Borrower to Lender, if any, have been duly authorized, executed and delivered by Borrower and constitute valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms. The execution and delivery of this Agreement and the other the Loan Documents will not violate or contravene in any way the organizational documents of Borrower or any indenture, agreement or instrument to which Borrower is a party or by which Borrower or its property may be bound, or be in conflict with, result in a breach of or constitute a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower, except as contemplated by the provisions of this Agreement and such Loan Documents, and no action or approval with respect thereto by any third person is required. No approval, consent, order or authorization of any Governmental Authority and no designation, registration, declaration or filing with any Governmental Authority is required in connection with the execution and delivery of the Notes, this Agreement or the Loan Documents.

(c) Litigation. There is no Legal Action, claim, litigation or condemnation proceeding pending, or, to the knowledge of Borrower, threatened, against the Property or Borrower, which would affect the Property or Borrower’s ability to perform its obligations in connection with the Loan. No proceedings in bankruptcy or insolvency have ever been instituted by or against Borrower or any affiliate thereof, and no such proceeding is now pending or contemplated. There is no Legal Action, litigation, legal or administrative proceeding, investigation or other action of any nature commenced, pending, or, to the knowledge of Borrower, threatened against or affecting Borrower, the Property or any interest or right therein or any Guarantor which has not been disclosed in detail in writing to Lender and which may involve the possibility of any judgment or liability not fully covered by insurance, or materially or adversely affect any of the assets of Borrower or Borrower’s right to carry on business as now conducted, or affect the continued employment of any officer, director, or employee of Borrower. No condemnation proceeding affecting the Property is pending, or, to the knowledge of Borrower, threatened.

(d) Title; Encumbrances. Except with respect to the Permitted Encumbrances, if any, Borrower is now in possession of the Property currently at the Land or otherwise under Borrower’s or its agents control; Borrower’s possession of the Property is peaceable and undisturbed; Borrower does not know any facts by reason of which any claim to the Property, or any part thereof, might arise or be set up adverse to Borrower; and the Property is free and clear of (i) any lien for Taxes (except real property taxes not yet due and payable for the calendar year in which this Agreement is being executed), and (ii) any easements, rights-of-way, restrictions, encumbrances, liens or other exceptions to title by mortgage, decree, judgment, agreement, instrument, or, to the knowledge of Borrower, proceeding in any court. No part of the Property is all or part of Borrower’s homestead.

(e) Taxes. Borrower shall promptly pay all Taxes on the Property, the Collateral, the Loan, and the Loan Documents as they become due and payable subject only to the Taxes being contested as permitted by the Instrument. The Property constitutes a separate tax lot or parcel for property tax purposes.

(f) Leasehold Interests. As of the date of this Agreement, no Person has any leasehold estate in, or any lease or other agreement granting the right to use or occupy any portion of the Property except for the lessee(s) under the Lease(s) identified in the title policy insuring Lender’s interest in the Property, if any (“Leases”); no rental in excess of one month’s rent has been prepaid under any of the Leases by the parties thereto in accordance with its terms; the execution of the Instrument will not constitute an event of default under any of the Leases; none of the tenants under any of the Leases has rights of offset or counterclaim against the Borrower, as landlord, or otherwise; all of the material obligations of the landlord pursuant to the Leases have been performed; and all tenants are current in the payment of rent.

(g) No Lien Claims. All charges for labor, materials or other work of any kind furnished in connection with the construction, improvement, renovation or rehabilitation of the Property or any portion thereof that have been submitted to Borrower have been paid in full, and no unreleased lien claim or affidavit claiming a lien against the Property, or any portion thereof, for the supplying of labor, materials or services for the construction of improvements on the Property has been executed or recorded in the mechanic’s lien or other appropriate records in the county in which the Property is located.

(h) Plans and Specifications. Borrower will provide Lender with an accurate and complete set of the Plans and Specifications prior to the commencement of construction of any Improvements which Plans and Specifications will be subject to the review and approval of Borrower, Lender, and all relevant Governmental Authorities. Borrower shall not make any material changes to the Plans or Specifications that have been approved by Lender without obtaining the prior written consent of Lender which may be withheld by Lender in its sole, reasonable discretion. The Plans and Specifications shall be construed so that any Improvements or parts thereof exhibited in the Plans but not mentioned in the Specifications, or vice versa, shall be deemed to be exhibited in the Plans and mentioned in the Specifications.

(i) Surveys. Borrower has provided Lender with an accurate and complete boundary survey of the Property prior to the execution of this Agreement. Promptly upon the completion of the Improvements, Borrower shall furnish Lender with an “as built” survey by a registered surveyor approved by Lender showing the location of all improvements, water, gas, electric and sewer lines, easements, parking areas, and other items affecting the ownership or use of the Property. Such survey shall confirm that the Improvements have been constructed in accordance with all Legal Requirements and the location of the Improvements does not encroach upon, breach or violate any easement, building or set back line, or similar restriction affecting the Property.

(j) Contracts for Services and Labor; Assignment for Security Purposes. Borrower has provided the Lender or will provide the Lender prior to commencement of construction of any Improvements with accurate and complete copies of all contracts and agreements with the Engineer, General Contractor, subcontractors, laborers, and major vendors and materialmen pertaining to the Property. Borrower shall not enter into any such contracts or agreements involving a Borrower obligation of more than $25,000.00, nor thereafter amend or modify any such contract or agreement so as to increase Borrower’s obligation thereunder by more than $25,000.00, nor assign nor cancel any such contract or agreement without the prior written consent of Lender which may be withheld by Lender in its reasonable discretion. To secure the payment and performance of Borrower’s obligations under this Agreement and the Loan Documents, Borrower hereby assigns to Lender all of its right, title and interest in the contracts and agreements with the Surveyor, Engineer, General Contractor, subcontractors, laborers, vendors and materialmen pertaining to the Property, whether now owned or hereafter acquired by Borrower, and shall obtain and provide Lender, as required by Lender in its sole discretion, with the written consent of such Persons to the assignment of those documents. Borrower shall provide Lender with copies of all notices and amendments, cancellations, extensions, modifications, replacements and substitutions pertaining to such contracts and agreements within twenty-four (24) hours after Borrower’s receipt thereof.

(k) Permits, Licenses and Approvals; Availability of Property. Prior to the commencement of construction of the Improvements, Borrower shall have obtained all necessary permits and approvals from the applicable Governmental Authorities for completion of the portion of the Improvements being undertaken at that time, including without limitation those licenses, permits, and approvals described in Schedule 2(k). Once commenced, Borrower shall diligently complete all Improvements, shall file all necessary plats, shall execute and (if necessary) record all required public works agreements or other similar documents, and shall comply with all other Legal Requirements. Once obtained, Borrower shall maintain in full force and effect all licenses, privileges, and certificates and be entitled to use all streets, easements, utilities and related services and facilities which are necessary for the acquisition, construction, use, occupancy, sale and enjoyment of the Property and Collateral.

(l) Use of Loan Proceeds, Construction of Improvements, Protection of Collateral and Property. Each Loan advance of principal to Borrower shall be made subject to and in accordance with the terms of this Agreement. Borrower shall use all Loan proceeds solely for the acquisition of the Land (if applicable), the acquisition and construction of the Improvements, and for such other purposes as set forth in this Agreement or which may be approved by Lender in writing from time to time. The proceeds of the Loan will not be used for the purchase of margin stock, or for personal, family, household or agricultural use.

Borrower shall cause the Improvements to be constructed strictly in accordance with the Plans and Specifications and other relevant materials provided to Lender and in a thorough and workmanlike manner. Borrower shall promptly pay or cause to be paid, when due, all of the labor expenses, costs for equipment and materials, permit and license fee, and other costs associated with the acquisition of the Land (if applicable) and the acquisition and construction of the Improvements.

Borrower shall: (a) bear the risk of and shall protect the Property and Collateral (including, but not limited to, all equipment and goods to be used in connection with the construction of the Improvements) from all loss, theft, vandalism, removal, destruction and damage of any kind; (b) maintain the Property and Collateral in good repair and working condition; and (c) not commit or permit any act which would reduce the value of the Property or Collateral.

(m) Commencement of Work. Except as otherwise disclosed to and approved by Lender in writing, no work of any kind (including the removal of existing buildings and improvements, test borings, grading, or site preparation work) has been or shall be commenced or performed upon the Property and no materials or equipment have been or shall be delivered to or stored upon the Property within the preceding ninety (90) days from the date of this Agreement, and no contract or agreement for the performance of work on the Property or any part thereof has been or shall be executed or otherwise agreed to prior to the execution of this Agreement, the recording of the Instrument, and the filing and recording of any other Loan Documents. No Notice of Commencement or claim of lien affecting the Property or the Improvements has been filed in the Public Records of Grand County, Colorado and no such Notice of Commencement or claim of lien will be filed prior to the recording of the Instrument.

(n) Construction of Improvements; Interruptions in the Construction Process. Borrower shall: (a) commence construction of the Improvements as soon as the weather permits but in any event on or before May 15, 2006; (b) diligently pursue the acquisition and construction of the Improvements until the completion thereof; and (c) cause such Improvements to be fully completed on or before the Completion Date in a good and workmanlike manner, in accordance with the Plans and Specifications, other materials provided to Lender, and all Legal Requirements, within all applicable setback lines, and free and clear of all Encumbrances except for the liens and security interests created by the Loan Documents and the Permitted Encumbrances. Except for a winter season interruption in the work while the existence of frozen ground or snow prevents construction, if the construction of the Improvements shall be interrupted for a continuous period of seven (7) days at any time and such interruption shall not be due to acts of God, strikes, war or other causes beyond the control of Borrower, and if Lender in good faith determines that the construction of the Improvements has been discontinued or is not being carried on with reasonable dispatch thereby (regardless of whether or not such activity constitutes a default under this Agreement), Lender may, but shall not be obligated to, purchase such materials and employ such workers to protect or complete the Improvements as Lender may deem necessary in its sole discretion.

(o) Absence of Moratoriums, Stoppage of Construction by Lender. As of the date of the initial funding under, and as of the date of this Agreement, no moratorium has been imposed nor, to the best knowledge of Borrower, is threatened by any Governmental Authority which might interfere with the acquisition, construction, use, occupation and enjoyment of the Property including, without limitation, moratoriums on tying into or using utilities or on the issuance of any licenses or permits. If Lender determines in good faith that any material deviations have occurred from the Plans and Specifications, any defective or unworkmanlike labor, equipment or materials have been acquired or used in the construction of the Improvements, or the Improvements do not satisfy any of the other terms and conditions set forth in this Agreement and the other Loan Documents, Lender shall be entitled to immediately order the construction of the Improvements to cease until such problems have been corrected to its satisfaction and, if any corrective action required by Lender is not commenced by Borrower within seven (7) days after Lender’s request and completed promptly thereafter, Lender shall have the right (but not the obligation) to declare Borrower to be in default upon its obligations under this Agreement and the other Loan Documents and, at Borrower’s expense, take any action deemed necessary by Lender to correct the foregoing problems or complete the acquisition and construction of the Improvements.

(p) Inspection of Property, Collateral, and Related Work, Materials and Documents. Borrower shall permit Lender, Lender’s Inspector and any relevant Government Authorities to inspect the Property, Collateral, and any related work, materials, information, or documents at any time. Lender shall not be required to advance any monies for the work performed or equipment and materials to be acquired or used in the acquisition of the Land, construction, or operation of the Improvements until they shall be: (a) provided for the benefit of, delivered to, and incorporated into the Property; and (b) approved by Lender or Lender’s Inspector as strictly complying with the Plans and Specifications and other materials provided to Lender.

(q) Funds for Completion. Upon Lender’s request from time to time, Borrower shall provide Lender with satisfactory evidence that Borrower possesses sufficient funds in excess of the Loan proceeds to complete the Improvements.

(r) Solvency of Borrower. Borrower is solvent pursuant to the laws of the United States, as reflected by the entries in Borrower’s books and records and as reflected by the actual facts.

(s) Security Interest. To secure the payment and performance of Borrower’s obligations under this Agreement and the other Loan Documents, Borrower hereby grants to Lender a security interest in all of the following monies and other property, whether now owned or hereafter acquired by Borrower: (a) all loan proceeds, retainages and other property deposited with or otherwise in the possession of Lender; (b) all permits and licenses from any Governmental Authority pertaining to the Property; and (c) all insurance and other reserves, deferred payments, deposits, refunds, costs savings, claims and payments of any kind pertaining to the Property. If Borrower defaults upon the payment or performance of any of its obligations under this Agreement or the other Loan Documents, Lender may, at its option, use any of the foregoing monies and property for the acquisition, construction, or protection of the Property and Collateral or apply such available monies and property in accordance with the terms of the Note. Nothing contained herein shall prevent Lender from exercising any of its other rights and remedies with respect to such monies and property that Lender may possess under the Loan Documents or applicable law.

(t) Use of Property. Borrower shall not use, operate, occupy or maintain the Property or Collateral or permit the use, operation, occupancy or maintenance of the Property or Collateral in violation of: (i) any Legal Requirement; (ii) insurance policy pertaining to the Property or Collateral; (iii) or any term or condition contained in the Loan Documents. In addition, such use, operation, occupancy or maintenance of the Property and Collateral shall not constitute a nuisance of any kind.

(u) Insurance. From the date hereof until the completion of construction of the Improvements at the Property, Borrower shall maintain:

(i) Builder’s risk insurance with extended coverage insurance against loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, vandalism and malicious mischief and other risks from time to time included under “Extended Coverage” policies in an amount equal to the complete cost of the Improvements and other improvements, if any, on the Land; and

(ii) Comprehensive general public liability insurance, employer and workers’ compensation insurance of not less than $1,000,000 per occurrence against claims and liability for bodily injury or property damage to persons or property, with umbrella liability coverage of not less than $5,000,000, naming Lender as an additional insured.

Borrower shall not act as a co-insurer under any of the foregoing insurance policies.

(iii) Performance and Other Bonds. Borrower shall procure and deliver to Lender a performance bond and a labor and materials payment bond in such form and substance as are satisfactory to Lender in its sole reasonable discretion in amounts adequate to ensure the timely completion of construction of the Improvements. Without limiting the foregoing, such bonds shall be issued by a corporate surety approved by the United States Treasury Department, utilize an American Institute of Architect’s form or comparable coverage, name Borrower and Lender as co-obligees, and be in an amount equal to or greater than the complete cost of the Improvements.

Upon completion of construction of the Improvements at the Property, Borrower shall keep all buildings and other insurable Improvements now existing or hereafter erected on the Property insured by Approved Carriers (as hereinafter defined) against loss by fire, hazards included within an all-risk “extended coverage” endorsement and such other hazards, casualties, liabilities and contingencies, including rent loss and/or business interruption coverage, as applicable, as Lender shall require and in such amounts and for such periods provided in this paragraph 2(u). All premiums on insurance policies shall be paid, at Lender’s option, in the manner provided under the Instrument, or by Borrower making payment, when due, directly to the carrier.

Borrower shall purchase a blanket or other policies of insurance with respect to all buildings and other insurable Property with such Approved Carriers, in such amounts and covering such risks including, but not limited to, (i) loss or damage by fire, lightning, hail, windstorm, explosion, earthquake (if in a high risk area), and such other hazards, casualties and contingencies insured in an “all-risk” policy, all on an occurrence basis (including at least twelve (12) months rental or business interruption insurance and broad form boiler and machinery insurance, if applicable); (ii) loss or damage by flood, if the Property is in a 100-year flood hazard area as defined by the Federal Emergency Management Agency under the National Flood Insurance Program, in an amount equal to the greater of the replacement cost of the Property or the maximum amount available through the National Flood Insurance Program, but in no event less than the maximum amount available under the Flood Disaster Protection Act of 1973, and regulations issued pursuant thereof, as amended from time to time, or such lesser standard as Lender may permit, in form complying with the “insurance purchase requirement” of that Act; (iii) commercial general liability (including, liquor liability if Borrower serves alcoholic beverages on the Property) with limits equal to or greater than $1,000,000.00 per occurrence, including product and liquor liability equal to or greater than $2,000,000.00 aggregate, and employer’s liability and workers’ compensation in amounts which are customary practice; (iv) an umbrella policy in the amount of $5,000,000.00 per occurrence in excess of the above comprehensive general liability, product and liquor liability, if applicable, and employer’s liability requirements; and (v) such other insurance as Lender may reasonably require from time to time or which is required by the Loan Documents; provided, that each policy shall provide by way of endorsement, rider or otherwise that no such insurance policy shall be canceled or non-renewed, unless such insurer shall have first given Lender thirty (30) days prior written notice thereof and ten (10) days notice in the case of premium nonpayment, such property policy shall be on a replacement cost basis (without coinsurance) and in amount not less than one hundred percent (100%) of the insurable value (based upon replacement cost) of the Property and the deductible clause, if any, property policy may not exceed the lesser of (x) one percent (1%) of the face amount of the policy, (y) $25,000.00, and (z) five percent (5%) of the gross annual income of or revenue from the applicable Property. Borrower shall cause all property insurance carried in accordance with this paragraph 2(u) to be payable to Lender as a mortgagee and not as a coinsured, and, in the case of all policies of insurance carried by each lessee for the benefit of Borrower, if any, to cause all such policies to be payable to Lender as Lender’s interest may appear. The Borrower shall also cause the Lender to be named as an Additional Insured with respect to the commercial general liability and umbrella policies.

All insurance policies and renewals thereof shall be in a form reasonably acceptable to Lender as provided in this paragraph 2(u) and all property policies shall include a standard mortgagee clause in favor of and in a form acceptable to Lender. After a Default, Lender shall have the right to hold the policies, and Borrower shall promptly furnish to Lender all renewal certificates, if Lender requests all receipts of paid premiums. At least ten (10) days prior to the expiration date of a policy, Borrower shall deliver to Lender a renewal policy insurance certificate(s) in form and substance reasonably satisfactory to Lender, together with an outline of the material terms of such renewal policy.

In the event of loss, Borrower shall give prompt written notice to the insurance carrier and to Lender. In the event of any Casualty (as hereinafter defined) after a Default hereunder or if Borrower is not diligently pursuing resolution of claims with respect to the Property and such non-action could result in a materially adverse effect on the value of the Property, Borrower hereby irrevocably appoints, authorizes and empowers Lender (which appointment is coupled with an interest), and/or its assigns with respect to the Loan, as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Lender’s reasonable expenses incurred in the collection of such proceeds; provided however, that nothing contained in this paragraph 6 shall require Lender to incur any expense or take any action hereunder. Insurance proceeds shall be payable to Borrower if Borrower is not in Default hereunder (and no event exists which, with the passing of time or giving of notice, would constitute a Default hereunder) and the cost to replace or repair the Property is $25,000.00 or less. Borrower further authorizes Lender, at Lender’s option, to hold the proceeds if the cost of such replacement or repair exceeds $25,000.00; provided they are used to reimburse Borrower or pay for the cost of reconstruction or repair. Borrower shall apply the balance of such proceeds remaining after restoration or repair, for reinvestment in the operation of the Borrower.

In the event Borrower is in Default or in the event any Major Casualty or Total Casualty occurs, then at Lender’s option, all insurance proceeds (except rent loss) shall be paid to Lender and applied to the payment of sums secured by the Instrument, whether or not then due, in the order of application set forth in this Agreement and the other Loan Documents, in which event the Lender shall have the right to accelerate all amounts payable hereunder, and Borrower shall have the right to prepay any remaining balance due, without any prepayment premium. Borrower covenants that in no event shall Borrower use any insurance proceeds from loss or damage to the Property or Condemnation Proceeds to rebuild any buildings or improvements on any real property other than the Property (except with respect to excess proceeds used for reinvestment as described above). Notwithstanding the foregoing, except in the event of a Total Casualty or a Major Casualty, so long as Borrower is not in Default hereunder (and no event exists which, with the passing of time or giving of notice, would constitute a Default hereunder), and Lender is satisfied that Lender (and/or Borrower) is holding sufficient funds for such restoration and repair, then the Lender shall not unreasonably withhold its approval for the application of insurance proceeds for the cost of restoration and repair of the Property as provided below.

If the insurance proceeds from any Casualty are held by Lender or by Borrower to pay mechanics, materialmen and suppliers of materials, including Borrower, for the cost of restoration and repair of the Property, Borrower shall restore the Property to the equivalent of the type and class of construction existing before such casualty, with new materials as required by the current building codes or such other condition as Lender may approve in writing. If the insurance proceeds from a Casualty are held by Lender, Lender shall disburse (no more than once a month) such proceeds to, or on behalf of, Borrower for restoration and repair of the Property, and Lender may, at Lender’s option, condition disbursement of said proceeds on Lender’s reasonable approval of such plans and specifications of an architect satisfactory to Lender, contractor’s cost estimates, architect’s certificates, waivers of liens, sworn statements of mechanics and materialmen and such other evidence of costs, percentage completion of construction, application of payments, and satisfaction of liens as Lender may reasonably require; provided, however, in the event of a Default, any or all such proceeds may be applied, at Lender’s option, in the manner prescribed in this Agreement and the other Loan Documents. If the insurance proceeds are applied to the payment of the sums secured by the Instrument, any such application of proceeds to principal shall not extend or postpone the due dates of the required monthly payments or change the amounts of such payments unless Lender and Borrower otherwise agree in writing. If the Property is sold pursuant to paragraph 6(d) hereof or if Lender acquires title to the Property, Lender shall have all of the right, title and interest of Borrower in and to the proceeds resulting from any damage to the Property prior to such sale or acquisition.

(v) Financial and Other Information Provided to Lender. Borrower shall provide and cause Guarantors to provide Lender with any financial statements and other information requested by Lender in accordance with the provisions of this Agreement and the other Loan Documents. All representations, warranties, and other information provided or to be provided to Lender by or on behalf of Borrower, any Guarantor, or any other Person in connection with the Loan shall be accurate and complete in all respects as of the dates thereof. There have been no material adverse changes, financial or otherwise, in the condition of Borrower from that disclosed to Lender in connection with the issuance by Lender of the Commitment, or in any supporting data submitted in connection with the Loan, and all of the information contained therein was true and correct in all material respects when submitted and is now substantially materially true and correct on the date hereof.

(w) Books and Records. Borrower shall keep and maintain at all times at Borrower’s address stated below, or such other place as Lender may approve in writing, complete and accurate books of accounts and records adequate to reflect correctly Borrower’s financial condition and the results of the operation of the Property and copies of all written contracts, leases and other instruments which affect the Property. Such books, records, contracts, leases and other instruments shall be in accordance with GAAP consistently applied, and shall be subject to examination and inspection by Lender at all times during normal business hours after reasonable notice of not less than twenty-four (24) hours and Lender shall have the right to make such copies or abstracts thereof as Lender may desire. Borrower shall furnish to Lender, within one hundred twenty (120) days after the end of each fiscal year of Borrower: (i) its audited current signed financial statements (including an annual balance sheet, profit/loss statement, statement of cash flow and footnotes) of Borrower; (ii) an income and expense statement of the operation of the Property (including the total rents and other income received from any tenant, total gross receipts from operations and total expenses), each in reasonable detail and certified by Borrower and, if Lender shall require, by an independent certified public accountant; (iii) Borrower shall furnish to Lender current signed sales report, with copies of all sales contracts, certified to be correct by Borrower; and (iv) an annual statement disclosing all contingent liabilities. Borrower shall furnish to Lender, (x) within forty-five (45) days after the end of each fiscal quarter of Borrower, an unaudited financial statement of Borrower, a statement of income and expenses of the Property and a sales report, with copies of all sales contracts; and (y) within forty-five (45) days after the end of each fiscal year a year-end statement of income and expenses of the Property, each in reasonable detail and certified by Borrower to be true, correct and accurate to the best of its knowledge. Borrower shall furnish to Lender, certified copies of all tax returns of the Borrower within forty-five (45) days of filing. In addition, within thirty (30) days after payment, Borrower shall furnish to Lender copies of paid tax and assessments for the Property. In addition, Borrower shall also furnish such other interim statements of Borrower as Lender may reasonably require from time to time. Borrower shall advise Lender of its fiscal year-end date and shall not change such year-end date without Lender’s prior written consent.

(x) Estoppel Certificates. Borrower shall within ten (10) days of a written request from Lender furnish Lender with a written statement, duly acknowledged, (a) setting forth to Borrower’s knowledge (i) the then outstanding principal balance of the Note and all other sums, if any, then due and payable by Borrower to Lender under the provisions of the Note or this Agreement or Loan Documents relating to the Property and any right of set-off, counterclaim or other defense which exists against such sums and the obligations under the Loan Documents; (ii) that no Default or event which, with the passage of time or the giving of notice, would constitute a Default exists; and (iii) other matters reasonably requested by Lender; and (b) attaching true, correct and complete copies of the Note, and the Instrument and any other Loan Documents and all modifications, amendments and substitutions thereof.

(y) Condemnation. Borrower shall promptly notify Lender of any action or proceeding known to Borrower relating to any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, and Borrower shall appear in and prosecute any such action or proceeding unless otherwise directed by Lender in writing. During the continuance of a Default or, if Lender has made the determination, in its reasonable discretion, that Borrower is not diligently and effectively prosecuting such action or proceeding and, such lack of prosecution could result in a materially adverse effect on the value of the Property, then immediately upon written notice to Borrower of Lender’s determination, Borrower authorizes Lender, at Lender’s option, as attorney-in-fact for Borrower, to commence, appear in and prosecute, in Lender’s or Borrower’s name, any action or proceeding relating to any condemnation or other taking of the Property, whether direct or indirect, and to settle or compromise any claim in connection with such condemnation or other taking. Borrower hereby irrevocably appoints Lender as its attorney-in-fact (coupled with an interest) for the purposes described in, and as limited by, the immediately preceding sentence. The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any Major Taking, whether direct or indirect, of the Property, or part thereof, or for conveyances in lieu of condemnation, after payment of reasonable costs and expenses, including reasonable attorneys’ fees (“Condemnation Proceeds”), are hereby assigned to and shall be paid to Lender subject to the rights of landlord under the Lease if the Instrument is on a leasehold, and subject to the provisions of the following subparagraphs

In the event such condemnation or other taking involves Condemnation Proceeds of $25,000.00 or less, and Borrower is not in Default under the Loan Documents (and no event exists which, with the passing of time or giving of notice, would constitute a Default), then Borrower shall retain the Condemnation Proceeds which shall be applied to the prompt repair and restoration of the remaining portion of the Property for use of the Property as contemplated by this Agreement, and the excess proceeds, if any, shall be used for reinvestment in the operations of the Borrower. In the event such condemnation or other taking involves Condemnation Proceeds in excess of $25,000.00 and, Borrower is not in Default under the Loan Documents (and no event exists with the passage of time or the giving of notice would constitute a Default) then upon written request of Lender, the Condemnation Proceeds shall be assigned and paid to Lender, and Borrower shall repair and restore the remaining portion of the Property and Lender shall distribute the Condemnation Proceeds in the same manner as Lender distributes insurance proceeds under this Agreement and the other Loan Documents. In the event such condemnation or other taking involves a Major Taking, or to the extent that Condemnation Proceeds are not adequate for feasible repair and restoration of the Property, or Lender otherwise reasonably determines that the condemnation or other taking would (after repair and restoration) render the Property inadequate for Borrower to meet its obligations under this Agreement, or if Borrower is in Default under the Loan Documents (or an event exists which, with the passing of time or giving of notice, would constitute a Default), then the Condemnation Proceeds shall, at Lender’s sole option, be assigned and paid to Lender and applied to the payment of sums secured by the Instrument, whether or not due, in accordance with the Note. After application of the Condemnation Proceeds for the repair and restoration of the Property as set forth herein, any excess proceeds shall, at Lender’s sole option, be applied to the principal balance of the Note without penalty or premium, or paid directly to Borrower for reinvestment in the operation of the Borrower.

The foregoing provisions providing for the application of Condemnation Proceeds to the sums secured by the Instrument are agreed to be necessary to prevent an impairment of Lender’s security resulting from such taking. In the event, however, that any provision hereof providing for the application of any Condemnation Proceeds to the indebtedness secured by the Instrument is held to be unenforceable, in whole or in part, then all Condemnation Proceeds not payable to Lender for immediate application to the sums secured by the Instrument as the result of such invalidity, shall be applied by Borrower to the restoration of the Property for use of the Property as contemplated by this Agreement with the balance thereof, if any, first being deposited with Lender for additional amounts due under paragraph 2 of the Instrument, if any, which balance shall be held and applied as provided for therein and second, being retained by (or remitted to) Borrower for reinvestment in the operation of the Borrower.

(z) No Additional Indebtedness. Borrower shall not incur any other indebtedness, whether secured, unsecured or preferred equity except: (1) trade payables (not more than sixty (60) days outstanding) incurred in the ordinary course of business, (2) construction financing for the clubhouse, golf course, lodge, commercial area, and any other distinct non-residential improvement planned by Borrower to be constructed on the Property and located as shown on the plan attached hereto as Schedule 2(z), which construction financing will be subject to Lender’s approval, and (3) $20,000,000.00 of existing indebtedness to Aspen Shorefox, LLC, which indebtedness has been fully subordinated to the Loan as to payment and security on terms and conditions acceptable to Lender, pursuant to a subordination agreement entered into by Lender and Aspen Shorefox, LLC prior to the date hereof. Lender shall not unreasonably withhold its approval for the construction financing referenced in this section provided that the conditions described in the following section 2(aa)(ii) are satisfied and the Borrower provides evidence to the Lender in a form satisfactory to Lender in its sole discretion that the proceeds from such construction financing will be used solely for the development and construction of the Improvements to the Property. Notwithstanding the foregoing, in no event shall additional indebtedness secured by the Property be permitted if the aggregate of the added indebtedness with all other indebtedness secured by the Property (including the Maximum Loan Amount) exceed 85% of the Lender Approved Appraisal.

(aa) Partial Releases; Subordination For Construction Financing. Without the prior written consent of Lender and except to the extent otherwise set forth in this section, Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interests therein, other than as follows:

(i) Provided the Borrower is not in default under the Loan Documents, Borrower may sell portions of the Property from time to time in an arms length sale for fair market value to an unrelated third party and Lender will deliver an executed partial release of the Lender’s Deed of Trust with respect to the portion of the Property to be conveyed (“Release Property”), provided that Borrower has delivered to Lender not less than 15 days prior to the sale the following: (A) a written request for release of the Release Property, (B) a survey prepared by a registered land surveyor with a legal description and acreage of the Release Property, (C) calculation of the “Release Price” to be paid by Borrower to Lender at or prior to the delivery by Lender of the partial release, (D) an executed copy of the contract for purchase and sale and all amendments thereto, together with copies of all closing documents prior to closing, (E) an appraisal at Borrower’s expense evidencing that the stated principal amount of the Loan (1) does not exceed 55% of the appraised value of the remaining Real Property (as increased by the value of any improvements incorporated into the remaining Real Property), and (2) plus any other indebtedness secured by the remaining Real Property does not exceed 85% of the appraised value of the remaining Real Property (as increased by the value of any improvements incorporated into the remaining Real Property, (F) payment of Lender’s costs and expenses, including legal fees, incurred by Lender in connection with any such Borrower, and (G) such additional information and documentation as Lender may reasonably request after receiving Borrower’s request for release which information and documentation may include without limitation satisfactory evidence of fair market value, easements and other rights with respect to the Release Property as Lender may reasonably deem necessary or advisable for the development, use, sale, or operation of the Property remaining subject to the Deed of Trust. The “Release Price” payable by

Borrower to Lender as a condition for such sale and delivery of a partial release shall be 75% of the Net Proceeds, and shall be paid prior to or simultaneously with the Lender’s delivery of the release directly from the closing agent at the closing of the sale if not sooner paid by Borrower.

(ii) Provided the Borrower in not in default under any of the Loan Documents, Borrower may encumber a portion or portions of the Property with a Deed of Trust to secure construction financing (the “Construction Deed of Trust”) for a clubhouse, golf course, lodge, commercial area, and other non-residential areas planned by Borrower to be constructed on the Property, subject to the following: (A) a written request for Lender’s consent to further encumbrance of the portion of the Property to be encumbered (the “Encumbered Property”) is delivered to Lender not less than 15 days prior to the proposed date of closing the financing, together with a survey prepared by a registered land surveyor with a legal description and acreage of the Encumbered Property and such other information and documentation as required by this section, (B) the indebtedness has been approved by Lender pursuant to section 2(z) above, (C) the Encumbered Property is limited to that portion of the Property which is to be improved with the construction financing and such additional area as may be reasonably necessary for the operation of the improvements, (D) the closing of the construction loan for the development of such golf course, club house, lodge, commercial area and/or other non residential areas shall be prior to or simultaneously with the delivery of the Lender’s consent and subordination, and (E) ) the Lender and the construction lender have executed an inter-creditor agreement acceptable to the Lender providing the Beneficiary with notice and opportunity to cure any default on the construction loan, and (F) an appraisal at Borrower’s expense evidencing that the stated principal amount of the Loan (I) does not exceed 55% of the appraised value of the remaining Real Property (as increased by the value of any improvements incorporated into the remaining Real Property) and (II) plus any other indebtedness secured by the remaining Real Property does not exceed 85% of the appraised value of the remaining Real Property (as increased by the value of any improvements incorporated into the remaining Real Property), (E) payment of Lender’s costs and expenses, including legal fees, incurred by Lender in connection with any such Borrower, and (F) such additional information and documentation as Lender may reasonably request after receiving Borrower’s request for release, which information and documentation may include without limitation satisfactory evidence of fair market value, and easements and other rights with respect to the Encumbered Property as Lender may reasonably deem necessary or advisable for the development, use, sale, or operation of the Property remaining subject to the Deed of Trust. Provided that the conditions of this section are satisfied to Lender’s satisfaction, Lender agrees that it will consent to the Construction Deed of Trust and subordinate the lien of Lender’s Deed of Trust to the Construction Deed of Trust pursuant to a Subordination Agreement in form and substance reasonably acceptable to Lender.

(bb) Negative Pledge. No membership interests in Borrower or its members or managers shall be pledged or encumbered.

(cc) Satisfaction of Conditions Precedent. All of the conditions and requirements imposed upon Borrower in connection with the Loan have been complied with and satisfied prior to the execution of this Agreement.

(dd) Single Purpose Entity. Until the Loan is paid in full Borrower represents, covenants and agrees that Borrower is, shall be, and shall continue to be a “Single Purpose Entity.” A “Single Purpose Entity” means that Borrower shall comply with all of those provisions set forth in its Amended and Restated Limited Liability Company Agreement that describe what is required from Borrower to qualify as a “single purpose entity.”

3. CONDITIONS PRECEDENT FOR ADVANCES.

(a) Initial Advance. Borrower has requested and Lender has approved the disbursement to or for the benefit of Borrower at closing of a portion of the loan proceeds in payment or reimbursement of certain closing costs, and other costs and expenses incurred by Borrower (the “Initial Advance”), all as detailed in the loan closing statement executed by Borrower and Lender contemporaneously herewith. Borrower represents that the Initial Advance is in reimbursement of costs and expenses incurred by Borrower for closing costs, or for hard and soft costs incurred by Borrower in connection with the development of the Property which have not been and shall not be reimbursed to Borrower by Aspen Shorefox, LLC or any other lender.

(b) Advances from Construction Reserve Account. Lender has agreed to advance a portion of the Loan proceeds into the Construction Reserve Account. These monies shall belong to Borrower, but under control of Lender and shall accrue interest from and after the date of deposit into the Construction Disbursement Account with Borrower’s tax identification number noted on the account, all as described in Section 6(c) of this Loan Agreement. Borrower may from time to time submit to Lender a draw request for Loan proceeds to be released to Borrower from the Construction Reserve Account. Prior to the first advance of Loan proceeds from the Construction Reserve Account, the following conditions precedent shall be satisfied:

(i) Compliance With Agreement. Borrower and Guarantor shall have complied with all of the terms and conditions set forth in this Agreement and not be in default thereunder.

(ii) Loan Documents. Borrower shall have provided to Lender all of the Loan Documents dated, completed, executed and acknowledged by all of the appropriate parties and Borrower and all of the other parties (other than Lender) shall have complied with all of the terms and conditions set forth in the Loan Documents, shall not be in Default thereunder, and would not be a Default thereunder but for the passage of time or the giving of notices or both.

(iii) Equity Requirements. Borrower shall have delivered to Lender evidence satisfactory to Lender in its reasonable discretion that all amounts in excess of the amount of Loan proceeds deposited into the Construction Reserve Account which are necessary to complete construction of the Improvements have been expended by Borrower for such purposes, or have been deposited by Borrower into the Construction Reserve Account.

(iv) Application for Advance. Borrower shall have provided Lender with a request for the initial advance and related documentation in accordance with the terms and conditions set forth in this Agreement.

(v) Lien Waivers. Borrower shall have provided Lender with any lien waivers relating to the Property as reasonably required by Lender.

(vi) Notices of Construction and Disbursement. Borrower shall promptly provide Lender, after Lender’s written request, with written evidence that all required notices pertaining to the construction of the Improvements or any disbursements in connection therewith have been recorded (which in any event shall be after recordation of the Instrument) with the appropriate Governmental Authorities in a proper and timely manner and posted as may be required by applicable law.

(vii) Plans and Specifications. Borrower shall have provided Lender with a copy of the Plans and Specifications together with evidence of the approval of such Plans and Specifications by the Engineer and all applicable Governmental Authorities. Without limiting the foregoing, the Plans and Specifications shall be certified by the Engineer to be in compliance with all applicable codes.

(viii) Surveys. Borrower shall have provided Lender with any boundary or other surveys for the Property required by this Agreement or the other Loan Documents.

(ix) Project Budget. Borrower shall have provided Lender with a Construction Budget, which shall include a breakdown of the costs and expenses required to construct the Improvements in such form and detail as may be required by Lender in its sole discretion. A copy of the initial estimated Construction Budget is attached hereto as Schedule 1(m), which Budget will be modified so as to incorporate budget details which match the bids and contracts entered into by Borrower for construction of the detailed description of the phase of Improvements to be constructed with such funds pursuant to Schedule 1(bb), all of which modified budgets and Improvements details are subject to Lender’s prior approval as a condition to the first advance for any such phase of the Improvements.

(x) Certificates from the Engineer and General Contractor. Borrower shall cause the Engineer and the General Contractor to provide documentation adequately demonstrating that the detailed line-item construction budget is appropriate for the portion of the Improvements to be constructed from Loan proceeds deposited into the Construction Reserve Account, including copies of contracts supporting such budgeted amounts. The Engineer shall provide an Opinion of Probable Cost of Construction for the planned Improvements. The General Contractor shall provide a preliminary construction schedule to demonstrate the anticipated construction timeframes. The Engineer and General Contractor shall submit a letter stating that they are satisfied that the Improvements as described in the approved Plans and Specifications can be acquired and constructed in accordance with the Opinion of Probable costs and on or before the Completion Date in the construction schedule. The description of the Improvements, the Opinion of Probable Cost, the contracts supporting the budget, the line item budget and the construction timeframes, and the Engineer and General Contractor certificates related thereto are all subject to the prior approval of Lender

(xi) Acknowledgments by Borrower, the Guarantor, Engineer, General Contractor and Other Persons. Borrower shall have provided Lender with such additional acknowledgments from Borrower, the Guarantor, Engineer, General Contractor, subcontractors, laborers, vendors, materialmen and other Persons upon written request of Lender as it may reasonably require.

(xii) Permits and Licenses. Borrower shall have provided Lender with all of the governmental permits, licenses and approvals necessary for the satisfaction of any Legal Requirement or the terms and conditions set forth in this Agreement and the other Loan Documents, with respect to the portion of the Improvements to be constructed from Loan proceeds deposited into the Construction Reserve Account.

(xiii) Compliance with Zoning and Other Legal Requirements. Borrower shall have provided Lender with written evidence of Borrower’s compliance with all zoning, building, sanitary, and other Legal Requirements and the availability of utilities for the Improvements. Such written evidence shall be in a form acceptable to Lender in its sole reasonable discretion.

(xiv) Assignment of Borrower’s Interest in Permits, Licenses and Agreements. Borrower shall have provided Lender with written assignments of all of Borrower’s right, title and interest in all of the permits, licenses, and agreements (including, but not limited to, those between Borrower and the Engineer, General Contractor, and major subcontractors, laborers, vendors and materialmen) pertaining to the Property and written consents to such assignments from all relevant Persons. Such assignments and consents shall be in a form and from such Persons as required by Lender in its sole reasonable discretion.

(xv) Title Insurance. Borrower shall have provided Lender with an ALTA mortgagee’s title insurance policy (or marked up commitment) for the Property in such form, with such limits and endorsements and issued by such companies as may be acceptable to Lender in its sole reasonable discretion. Such title insurance policy shall insure that the Instrument and any other liens securing the payment and performance of Borrower’s obligations under the Loan Documents shall constitute a first priority lien on the Property subject only to the Permitted Encumbrances. All costs and expenses associated with obtaining the ALTA mortgagee title policy and endorsements thereto in connection with construction draws, including attorneys’ fees and legal costs, for the Property, shall be borne by the Borrower.

(xvi) Subordinations. Aspen Shorefox, LLC, a Nevada limited liability company, shall have executed and delivered to Lender such subordinations or other agreements as may be required by Lender in its sole discretion.

(xvii) Contracts and Bonds. Borrower shall have provided Lender with a copy of all contracts for the construction of the portion of the Improvements to be constructed from Loan proceeds deposited into the Construction Reserve Account, together with a performance and payment bond in such form and amounts and from such companies as may be acceptable to Lender in its sole discretion for each construction contract costing in excess of $1,000,000, unless such bonding requirement is waived by Lender in its sole and absolute discretion. All contracts must be guaranteed maximum price or a fixed price contract unless otherwise agreed by Lender.

(xviii) Insurance. Borrower shall have provided Lender with all of the insurance policies, endorsements or loss payable clauses required by this Agreement and the other Loan Documents in such form and amounts and from such companies as may be acceptable to Lender in its sole discretion.

(xix) Opinion Letter. Borrower shall have provided Lender with an opinion letter from its legal counsel in a form acceptable to Lender in its sole reasonable discretion and dated as of the initial funding of the Loan.

(xx) Environmental Hazards. Borrower shall have provided Lender with written evidence of the absence of any environmental contamination or hazardous materials (as defined by any Law) with respect to the Property or Collateral as set forth in the Commitment.

(xxi) Lender’s Inspector. Lender’s Inspector shall have approved the request for advance and related documents as well as the Plans and Specifications, Construction Budget, Construction/Disbursement Schedule (if any), and all other issues pertaining to the Property or Collateral.

(xxii) Appraisal. Borrower shall have provided to Lender an appraisal, in form and substance acceptable to Lender, from an appraiser acceptable to Lender, which appraisal shall indicate that the appraised value for the Property shall equal or exceed the amount required by this Agreement to permit the amount of the initial advance.

(xxiii) Other Monies and Documents. Borrower shall have provided Lender with all payments, certificates, instruments, and other documents required to be paid or delivered to Lender under the Commitment, this Agreement and other Loan Documents or a request in writing by Lender it its sole reasonable discretion.

(c) Additional Advances Into Construction Reserve Account. Provided that Borrower is not in default hereunder, Borrower may request and Lender will advance into the Construction Reserve Account, additional Loan proceeds in an amount of not less than $5,000,000.00 per advance. In no event will Lender be obligated to advance an amount which, when added to all other advances of Lender, will cause the aggregate of all advances by Lender to exceed the Maximum Loan Amount.

4. CONDITIONS PRECEDENT FOR SUBSEQUENT ADVANCES. Borrower may request additional advances from time to time from the Construction Reserve Account subject to satisfaction of the following conditions:

(a) Authorization and Agreement. Borrower and Guarantors shall have complied with all of the terms and conditions set forth in this Agreement and the other Loan Documents and not be in default thereunder.

(b) Loan Documents. Borrower shall have provided to Lender all of the Loan Documents dated, completed, executed and acknowledged by all of the appropriate parties and Borrower and all of the other parties (other than Lender) shall have complied with all of the terms and conditions set forth in the Loan Documents and not be in default thereunder.

(c) Applications for Subsequent Advances. Borrower shall have provided Lender with an application for each subsequent advance and related documentation in accordance with the terms and conditions set forth in this Agreement.

(d) Additional Lien Waivers. Borrower shall have provided Lender with any lien waivers relating to the construction of the Improvements reasonably required by Lender prior to funding a subsequent advance.

(e) Additional Notices of Construction and Disbursement. Borrower shall have provided Lender with written evidence that all additional required notices pertaining to the construction of the Improvements or any disbursements in connection therewith have been recorded with the appropriate Governmental Authorities in a proper and timely manner.

(f) Plans and Specifications and Construction Budget. The construction of the Improvements shall have strictly conformed to the Plans and Specifications and Construction Budget as of the date of each subsequent advance of all Loan proceeds; provided however that changes to the Plans and Specifications and the Construction Budget, which do not offset the overall cost of the Improvements by more than $500,000, or any line item in the Lender approved Construction Budget by more than 10%, and which otherwise comply with all Legal Requirements and are approved by the General Contractor and Engineer shall be permitted and notice thereof delivered to Lender’s Inspector.

(g) Additional Surveys. Borrower shall have provided Lender with any additional boundary or other surveys for the Property required by this Agreement or the other Loan Documents.

(h) Additional Certificates from Engineer and General Contractor. Borrower shall have provided Lender with written certificates from the Engineer and General Contractor confirming that the Improvements (as of the date of the requested advance) have been constructed in accordance with the Plans and Specifications and all Legal Requirements, and that all Improvements referenced in any Certification and Draw Requisition advance have been completed as of the date of requested advance.

(i) Additional Acknowledgments by Borrower, Guarantor, Engineer, General Contractor and Other Persons. Borrower shall have provided Lender with such additional acknowledgments from Borrower, the Guarantor, Engineer, subcontractors, laborers, vendors, materialmen and other Persons as may be reasonably required by Lender.

(j) Additional Permits and Licenses. Borrower shall have provided Lender with any additional governmental permits, licenses and approvals necessary for the satisfaction of any Legal Requirement or the terms and conditions set forth in this Agreement and the other Loan Documents.

(k) Assignment of Borrower’s Interest in Additional Permits, Licenses and Agreements. Borrower shall have provided Lender with written assignments of Borrower’s rights, title and interest in all of the additional permits and licenses and written consents to such assignments from all relevant Persons. Such assignments and consents shall be in a form and from such Persons as required by Lender in its sole discretion.

(l) Additional Approvals. Lender shall have provided Borrower with all of the additional approvals required under this Agreement or the other Loan Documents.

(m) Updates to Title Insurance. Borrower shall have provided Lender with an endorsement to the ALTA mortgagee title insurance policy described in paragraph 3(q) which updates the date of the title insurance policy to the date of the requested advance, increases (if necessary) the amount of the title insurance policy to the full amount of the advanced Loan proceeds, and confirms the absence of any changes to the ownership of or Encumbrances upon the Property. All costs and expenses associated with obtaining the endorsement to the ALTA mortgagee title policy including attorneys’ fees and costs shall be borne by Borrower.

(n) Additional Subordinations. Borrower shall have provided Lender with such additional subordinations or other agreements from the owner of any Encumbrance upon the Property as may be reasonably required by Lender.

(o) Maintenance and Renewal of Bonds and Insurance. Borrower shall have provided Lender with written evidence as required by Lender of the continued existence and renewal (if necessary) of all performance and payment bonds and insurance policies, endorsements and loss payable clauses described in this Agreement and the other Loan Documents.

(p) Updates to Opinion Letter. To the extent required by Lender in writing (but only as Borrower is in material non-compliance with any representation warranty, covenant or other provision hereof), Borrower shall have provided Lender with an update to the opinion letter from its legal counsel.

(q) Environmental Hazards. To the extent reasonably required by Lender in writing, Borrower shall have provided Lender with any additional evidence of the absence of any environmental contamination or hazardous materials (as defined by any Law) with respect to the Property or Collateral.

(r) Lender’s Inspector. Lender’s Inspector shall have approved the request for the Loan advance and related documents after taking into account any other relevant issues pertaining to the Property or Collateral.

(s) Additional Appraisals. Borrower shall have provided to Lender an additional appraisal, in form and substance acceptable to Lender, from an appraiser acceptable to Lender, which appraisal shall indicate that the current amount outstanding under the Loan and the amount of the requested advance will not cause the principal balance of the Loan to exceed the Maximum Loan Amount.

(t) Additional Monies and Documents. Borrower shall have provided Lender with any payments, certificates, instruments, and other documents required to be paid or delivered to Lender under this Agreement and other Loan Documents or as reasonably requested by Lender in writing.

(u) Advance Period. The Advance Period shall not have expired.

5. ADVANCE PROCEDURES.

(a) Applications for and Use of Advances. All applications for the advance of Loan proceeds from the Construction Reserve Account under this Agreement shall be in such form as may be required by Lender in its sole discretion. The proceeds of each advance shall be used by Borrower solely to pay the obligations described in the application therefor and as set forth in this Agreement.

Borrower shall submit to Lender each request for a disbursement on a form Certificate and Draw Requisition attached hereto as Schedule 5(a). Each Certificate and Draw Requisition shall have attached the following documents (i) a Construction Funding Checklist in the form attached hereto as Schedule 5(a) and supporting documentation, and (ii) AIA Forms G-702 and G-703. Borrower also shall provide to Lender: (a) a certificate from the Engineer certifying to Lender that all Improvements referenced in the most recent Certification and Draw Requisition have been completed as of the date thereof, that such Improvements conform to the Plans and Specifications, and that all work performed in connection with the construction of the Improvements has been completed in accordance the requirements of all Governmental Authorities; and (b) all other certificates or documents that may be required by Lender in its sole discretion including, but not limited to, copies of all bills, invoices, requests for payment, lien waivers, and other evidence of the satisfactory delivery and completion of the labor and materials described in the advance application.

In connection with any disbursements under this Agreement for equipment to be used in the operation of the Property and Improvements, Borrower shall submit to Lender with each request for disbursement all documents that may be required by Lender in its sole reasonable discretion including, but not limited to, copies of all bills, invoices, requests for payment and other evidence of the satisfactory delivery and installation of the equipment described in the request for disbursement.

(b) Disbursement of Advances. Upon the satisfaction of the conditions precedent for any advance described in this Agreement or the other Loan Documents, Lender shall use reasonable efforts to review the requested advance and if approved, release the approved amount of the advance from the Construction Reserve Account to Borrower or for its benefit within ten (10) days after such request. Lender, at its election, may issue checks or drafts payable directly or jointly to Borrower, General Contractor, and/or the relevant subcontractors, laborers, vendors and materialmen. Lender shall not be liable to Borrower for any lost discounts or other damages suffered by Borrower that result from any delay in the processing or payment of any requested advance under any circumstances.

(c) Retainages. Lender, in its sole discretion, shall be entitled to require retainage for all advances to Borrower’s contractor(s) in an amount equal to ten percent (10%) of each advance. Lender shall advance all of the retainages to or for the benefit of Borrower’s contractor(s) upon the submission of an application by Borrower for the disbursement of such retainages and the satisfaction of the following conditions: (a) both the Engineer and Lender’s Inspector shall have certified to Lender that a distinct component of the Improvements has been completed justifying release of such retainage and such component is in conformity with the Plans and Specifications and all Legal Requirements; (b) Borrower shall have provided Lender with a final “as built” survey of the completed component of the Property as required by Lender; and (c) Borrower shall have provided Lender with final and complete lien waivers from the Engineer, General Contractor, and all subcontractors and major suppliers of materials for the Improvements with respect to the completed component.

(d) Number of Advances. Lender shall not be obligated to make advances from the Construction Reserve Account more often than once per month during the term of the Loan.

(e) Approval by Lender’s Inspector. All advances of Loan proceeds shall be subject to the prior inspection and approval by Lender’s Inspector of the Property and all related information and documents. Such inspections and approvals shall be made solely for Lender’s benefit and no other Person shall be entitled to rely thereon. Borrower hereby acknowledges that, upon providing Borrower with notice thereof, Lender shall be entitled to designate an additional or substitute Lender’s Inspector in its sole discretion. All of the fees and costs incurred by Lender’s Inspectors shall be paid by Borrower. Lender’s Inspector shall be responsible only to Lender and shall not be liable or obligated to any other Person for its work in connection with the Property.

(f) Lender’s Use of Loan Proceeds and Retainages. Lender shall be entitled to use and disburse the Loan proceeds and retainages to pay for any costs or expenses in connection with the Loan, the construction and completion of the Improvements, the acquisition of equipment for the operation of the Improvements, and the payment or performance of Borrower’s obligations under this Agreement and the other Loan Documents. Such amounts advanced by Lender shall be treated as an advance under the Loan in all respects.

(g) Lender’s Refusal to Advance Loan Proceeds. Lender shall not be required to make an advance of Loan proceeds to or for the benefit of Borrower under the following conditions:

(i) The amount of the requested advance together with all prior advances exceeds the Maximum Loan Amount or the amount in the Construction Reserve Account;

(ii) The requested advance is inconsistent in any material respect with the Construction Budget, or any other information and materials provided to Lender in connection with the projected costs and expenses pertaining to the Improvements;

(iii) A default exists under this Agreement or any of the other Loan Documents (except for Lender’s default upon its obligations thereunder);

(iv) The construction of the Improvements has been interrupted in violation of the terms and conditions set forth in this Agreement or the other Loan Documents;

(v) An unauthorized Encumbrance has been filed or otherwise asserted against the Property or Collateral or any part thereof and such Encumbrance has not been released or bonded over as set forth in this Agreement and the other Loan Documents;

(vi) The Improvements have been substantially destroyed or damaged and, in the judgment of Lender, there is no reasonable likelihood, that the Improvements can be completed as required by this Agreement and the other Loan Documents on or before the Completion Date;

(vii) Any Legal Action is pending which may have a material adverse effect upon; (i) Borrower, any Guarantor, the Engineer or General Contractor; (ii) the Property or Collateral; or (iii) any of the transactions described in or contemplated by this Agreement and the other Loan Documents, provided that any lien that has been released of record or removed from the Property by posting of a bond or otherwise, shall not be deemed to have a material adverse effect.

(viii) Borrower, any Guarantor, Engineer or General Contractor dies, becomes mentally incompetent, is dissolved or terminated, ceases to operate its business, becomes insolvent, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they mature, becomes the subject of any voluntary or involuntary bankruptcy, insolvency or debtor rehabilitation proceeding, or has a receiver appointed for all or any part of its property; or

(ix) Lender believes in good faith that: (i) the Improvements materially deviate or shall materially deviate from the Plans and Specifications or contain any material defects in workmanship or materials; (ii) the Improvements shall not be completed by the Completion Date; (iii) the Improvements cannot be completed in accordance with the Plans and Specifications and the other information and materials provided to Lender for the remaining Loan proceeds; or (iv) Borrower, any Guarantor, the Engineer or the General Contractor has suffered a material adverse change in its financial condition, business operations, or property.

(h) Responsibility for Additional Funds. Borrower shall provide all monies necessary for the completion of the Improvements and the performance of Borrower’s obligations under this Agreement and the other Loan Documents that exceed the amount of available proceeds under the Loan. Nothing contained herein shall entitle Borrower to place any unauthorized Encumbrances upon the Property.

(i) Conditions Solely for Benefit of Lender. All of the conditions precedent to any Loan advances shall be imposed solely for the benefit of Lender and not any other Person. Such conditions precedent may be waived in writing, in whole or in part, by Lender in its sole discretion.

(j) Limitations on Lender’s Liability to Borrower or Other Persons. The sole relationship between Borrower and Lender shall be that of Borrower and Lender and Lender shall not be responsible for the management of Borrower’s business or the construction of the Improvements under any circumstances. Without limiting the foregoing, Lender shall not be required to pay any of Borrower’s obligations to any third party and shall not be deemed to have made any representations or warranties, express or implied to Borrower or any other Person as a result of its approval of the Plans and Specifications or disbursement of any Loan proceeds. Lender shall not be liable to Borrower for any claims, damages, liabilities or Legal Actions arising from its exercise of any power of attorney, right or remedy described in this Agreement or the other Loan Documents unless such action was taken in a grossly negligent or intentionally harmful manner. Lender shall not be liable to any Person besides Borrower for any actions taken or not taken by Lender under this Agreement and the other Loan Documents. Lender shall not be required to take any actions not specifically required by such documents.

(k) Specific Issues Raised by Environmental Inspection of the Property. Borrower acknowledges the existence of the following issues related to the environmental condition of the Property, including those raised by the Environmental Report delivered to Lender, and agree to carry out, using properly qualified persons having all current and applicable certifications and licenses necessary under Applicable Laws (and acceptable to Lender in its reasonable discretion), the following assessment and/or remedial procedures and actions (collectively, the “Environmental Site Work”), and in strict accordance with Applicable Law, within ninety (90) days from the date of this Agreement:

(i) Borrower shall properly handle, transport and dispose of all solid waste located on the Property, including as identified in the Environmental Report, and shall subsequently undertake a limited

Phase II subsurface investigation of the solid waste disposal area identified in the Environmental Report, including soil and/or groundwater samples (as appropriate depending on Property conditions). The purpose of the subsurface investigation is to determine the existence of any environment impacts above any action levels established under Applicable Law. If environmental impacts above action levels are identified, Borrower shall immediately undertake all appropriate remedial activities to timely address the impacts in strict accordance with Applicable Law, sufficient to obtain a written determination of no further action without conditions or functional equivalent (“NFA”) from the regulatory agency having jurisdiction over the Property and the environmental impacts and to allow the Improvements to timely proceed without any material adverse effect. Borrower’s remedial obligations, if any, under this section shall not be complete until an NFA is issued and a copy is receive and accepted by Lender.

(ii) Borrower has conducted an Endangered Species Act survey of the Property to determine if any flora or fauna of concern (“FOC”) under Applicable Law are identified at the Property. If any FOC are identified on or affecting the Property, Borrower shall undertake such activities to address the issues to the written satisfaction of the Colorado Division of Wildlife and any other regulatory agency with jurisdiction over the Property and the FOC sufficient to allow the Improvements to timely proceed without any material adverse effect. Borrower shall deliver to Lender a copy of all plans submitted to and responses received from the applicable agency, if any.

Borrower shall provide draft copies to Lender of any and all reports, whether intended for Borrower or for any third parties, including any regulatory agencies, for comment and approval by Lender within ten (10) business days of receipt by Lender. Borrower shall provide two (2) originals of any such reports, certified for the use and benefit of Lender, within five (5) business days from delivery of the final reports to Borrower.

Lender shall have the right, but not the obligation, to review, comment on and approve all proposed assessment and/or remedial proposals for the Environmental Site Work, or any of them, prior to implementation of said proposals. Lender shall provide initial comments within twenty one (21) days from Lender’s receipt of said proposals and shall approve said proposals once the proposals are acceptable to Lender in its reasonable discretion.

If Borrower shall fail to complete the Environmental Site Work required by this Agreement, then Lender shall have the right but not the obligation to perform said Environmental Site Work and seek reimbursement from Borrower for all reasonable direct costs, expenses and damages, including, but not limited to, reasonable attorneys’, consultants’ and administrative fees. This right shall be exercisable only if Lender has reason to believe that Borrower is not performing the Environmental Site Work and has given Borrower ten (10) business days prior written notice of its intention to commence said Environmental Site Work, and only if Borrower cannot provide Lender with reasonable documented evidence within said ten days that Borrower is in fact pursuing completion of the Environmental Site Work.

6. RESERVE ACCOUNTS.

(a) Tax and Insurance Reserve Account. On the Closing Date, Borrower shall deposit or cause to be deposited into the Tax and Insurance Reserve Account amounts approved by Lender as the estimated cost of the Taxes and insurance premiums applicable to the Property, which amounts are set forth in the loan closing statement executed by Lender and Borrower contemporaneously herewith. Additionally, Borrower shall pay to Lender on each date that a monthly payment is due under the Loan (a “Payment Date”), one-twelfth of the Taxes and insurance premiums that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes and insurance premiums at least thirty (30) days prior to their respective due dates, which amounts shall be deposited into the Tax and Insurance Reserve Account pursuant to the Pledge Agreement executed by Borrower in favor of Lender (the “Pledge Agreement). Provided no Event of Default shall have occurred and be continuing, Lender will apply funds in the Tax and Insurance Reserve Account to payments of Taxes and insurance premiums required to be made by Borrower pursuant to the requirements of this Loan Agreement and under the Instrument. In making any payment relating to the Tax and insurance premiums, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to insurance premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. Any amount remaining in the Tax and Insurance Reserve Account after the Loan has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Property. If at any time Lender reasonably determines that the funds in the Tax and Insurance Reserve Account are not or will not be sufficient to pay Taxes at least thirty (30) days prior to their respective due dates and insurance premiums at least thirty (30) days prior to the expiration of the policies, Lender shall notify Borrower of such determination and Borrower shall deposit with Lender within ten (10) days thereafter the amount of such deficiency determined by Lender.

(b) Interest Reserve Account. On the Closing Date, Borrower shall deposit with Lender the amount of $1,900,000.00 for the purpose of establishing a reserve fund to pay regular interest payments that will be due and payable by Borrower under this Agreement and the Note during the first year of the Loan. The foregoing amount shall be deposited on the date hereof and on each Payment Date into the Interest Reserve Account pursuant to the Pledge Agreement. So long as no Event of Default shall have occurred and be continuing below, if the funds available in the Interest Reserve Account are not sufficient to pay the full amount of the monthly interest payment then due, Lender may, without the necessity of notifying Borrower, disburse a portion of the funds in the Interest Reserve Account on such Payment Date in an amount equal to such deficiency, and the same shall be applied to payment of the monthly interest payment then due pursuant to the terms of this Agreement. Borrower agrees and acknowledges that neither the insufficiency of the amount of, nor the unavailability of, funds in the Interest Reserve Account is intended to, and shall therefore not, constitute a limitation on the obligation of Borrower to pay the monthly interest payments under this Agreement. Borrower shall promptly upon the demand of Lender make additional deposits to the Interest Reserve Account as Lender may from time to time require in order to ensure the availability of sufficient funds in the Interest Reserve Account to pay the monthly interest payments coming due under the Loan. Upon full payment of the Loan in accordance with the Loan Documents, the balance of the Interest Reserve Account then in Lender’s possession, if any, shall be paid over to Borrower.

(c) Construction Reserve Account. Borrower shall perform the work at the Property to effectuate the development of the Property with roads, drainage, utilities, grading and other improvements as set forth in the budget and schedule and in any plans, specifications, engineering and other professional reports and any architect’s engineer’s, construction and other material agreements relating thereto submitted to and approved by Lender in its reasonable discretion. On the Closing Date, Borrower shall deposit or cause to be deposited into the Construction Reserve Account established pursuant to the Pledge Agreement an amount sufficient to design, permit, construct and install Borrower’s yet to be defined first phase of Improvements. If at any time Lender reasonably determines that the funds in the Construction Reserve Account are not or will not be sufficient to pay the cost of completing the Lender approved phase of the Improvements, Lender shall notify Borrower of such determination and Borrower shall deposit with Lender within ten (10) days thereafter the amount of such deficiency determined by Lender. Lender shall disburse the funds to Borrower out of the Construction Reserve Account upon satisfaction by Borrower of each of the conditions with respect to each such disbursement set forth in Section 3 of this Loan Agreement. Nothing in this Loan Agreement shall (i) make Lender responsible for performing or completing any Improvements; (ii) require Lender to expend funds in addition to the Reserve funds to complete any Improvements; (iii) obligate Lender to proceed with any Improvements; or (iv) obligate Lender to demand from Borrower additional sums to complete any Improvements.

(d) Reserve Funds Generally. Borrower grants to Lender a first-priority perfected security interest in all of the Reserve Accounts and any and all monies now or hereafter deposited in each Reserve Account as additional security for the obligations of Borrower under the Loan Documents. Until expended or applied in accordance herewith, the Reserve Accounts shall constitute additional security for payment of such obligations. Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Accounts to the reduction of the outstanding principal balance in any order in its sole discretion. The Reserve Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. Borrower shall not, without obtaining the prior consent of Lender, further pledge, assign or grant any security interest in any Reserve Account, or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. The Reserve Funds shall be held in a depository account at a commercial bank selected by Lender and shall bear interest at a money market rate selected by Lender. All interest or other earnings on a Reserve Account shall be added to and become a part of such Reserve Account and shall be disbursed in the same manner as other monies deposited in such Reserve Account. Borrower shall have the right to direct Lender to invest sums on deposit in a Reserve Account in certain permitted investments provided that (a) such investments are then regularly offered by the depository bank for accounts of this size, category and type, (b) such investments are permitted by applicable federal, state and local rules, regulations and laws (c) the maturity date of the investment is not later than the date on which funds in the applicable Reserve Account are required for payment of an obligation for which such Reserve Account was created, and (d) no Event of Default shall have occurred and be continuing. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest or income earned on the funds in the Reserve Accounts. Borrower shall bear all reasonable costs associated with the investment of the sums in the Reserve Accounts. Such costs shall be deducted from the income or earnings on such investment, if any, and to the extent such income or earnings shall not be sufficient to pay such costs, such costs shall be paid by Borrower promptly on demand by Lender. Lender shall have no liability for the rate of return earned or losses incurred on the investment of the sums in permitted investments. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including, without limitation, litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Accounts or the performance of the obligations for which the Reserve Accounts were established except to the extent it is judicially determined that such actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses were caused by the gross negligence or willful misconduct of Lender.

7. EVENTS OF DEFAULT AND REMEDIES.

(a) Defaults. Each of the following shall constitute a “Default” under this Agreement and the other Loan Documents:

(i) failure of Borrower to make any payment of interest or principal due under the Note, the Instrument or any of the other Loan Documents within five (5) calendar days after such amount is due;

(ii) failure of Borrower (except as set forth under clause (i) above) to pay any amount, costs, expenses or fees (including attorneys’ fees) of Lender, as required by any provision of the Note, the Instrument, this Agreement or any of the other Loan Documents within ten (10) days after Lender’s written demand for such amount;

(iii) failure of Borrower (except as set forth under clauses (i), (ii), (iv), (v), (viii) or (x) of this Section 7(a)) to comply with or perform, or any breach or violation by Borrower of, any warranty, representation, covenant, agreement, prohibition, restriction or condition contained in this Agreement, in the Note, the Instrument, or in any of the other Loan Documents, which failure or breach or violation continues uncured to Lender’s reasonable satisfaction for thirty (30) calendar days after the delivery by Lender of written notice to Borrower describing such failure or breach or violation; provided, however, that if such failure or breach or violation shall be not be curable within said thirty (30) calendar day period and Borrower is diligently attempting to cure such failure or breach or violation within such thirty (30) calendar day period, then such failure or breach or violation shall not constitute a Default unless it shall continue uncured to Lender’s reasonable satisfaction for sixty (60) calendar days after the delivery by Lender of such notice to Borrower;

(iv) the construction of the Improvements has been interrupted in violation of the terms and conditions set forth in this Agreement or the other Loan Documents, except if the construction is temporarily interrupted by virtue of labor unrest, materials shortage, natural disaster, weather, Acts of God, and other causes beyond the reasonable control of the Borrower; Borrower has given Lender written notice of the interruption specifying the cause of the interruption and the expected time of the interruption within ten (10) days after such interruption is encountered, and no such interruption shall exceed 60 days in the aggregate;

(v) the Improvements are not fully completed on or before the Completion Date; provided, however that the time for completion of the Improvements shall be extended by the period of time, if any, that construction is delayed by virtue of labor unrest, materials shortage, natural disaster, weather, Acts of God, and other causes beyond the reasonable control of the Borrower; provided, however, that no such extension shall be permitted with respect to any delay unless written notice of the delay specifying the cause of the delay and the expected time of the delay is delivered to Lender within ten (10) days after such delay is encountered, and no such extension shall exceed 60 days in the aggregate;

(vi) an unauthorized Encumbrance has been filed or otherwise asserted against the Property or Collateral or any part thereof and such Encumbrance has not been released or bonded over as required by this Agreement or the other Loan Documents;

(vii) Lender believes in good faith that: (i) the Improvements materially deviate or shall materially deviate from the Plans and Specifications and other information and materials provided to Lender or contain any material defects in workmanship or materials which deviations or defects the Borrower shall not have commenced to correct within seven (7) days from Lender’s notice to Borrower thereof and thereafter diligently pursued the correction thereof to completion as quickly as reasonably possible, not to exceed 30 days after such notice; (ii) the Improvements cannot be completed in accordance with the Plans and Specifications and other information and materials provided to Lender for the remaining Loan proceeds; or (iii) Borrower, any Guarantor, the Engineer or the General Contractor has suffered a material adverse change in its financial condition, business operations, or property;

(viii) except as provided in and permitted under the Note or Instrument, any sale, assignment, transfer, conveyance, mortgaging, encumbering or other change in, or collateral assignment of, the legal title to or beneficial interest in the Property or Borrower, or any part thereof, or any interest therein, including, without limitation, the granting of any subordinate lien, whether voluntarily or involuntarily by operation of law and whether or not of record or for consideration;

(ix) any default shall occur under any of the other Loan Documents which remains uncured after the expiration of any applicable notice and/or cure period;

(x) a material misrepresentation or material error or withholding of material information by Borrower incident to the Loan or the Loan Documents; and

(xi) the occurrence of any event deemed to be a default under paragraphs 7(b) or 7(c) hereof.

(b) Acceleration in case of Borrower’s Insolvency. If Borrower or any Guarantor shall voluntarily file a petition under the Federal Bankruptcy Code (the “Code”), as such Code may from time to time be amended, or under any similar or successor Federal statute relating to bankruptcy, receivership, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or file an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if Borrower or any Guarantor shall fail to obtain a vacation or stay of involuntary proceedings brought for the reorganization, dissolution or liquidation of Borrower or such Guarantor respectively, within sixty (60) days of the filing of such involuntary proceeding, or if Borrower or any Guarantor shall be adjudged a bankrupt, or if a trustee or receiver shall be appointed for Borrower or any Guarantor or for any of Borrower’s property or any Guarantor’s property, or if the Property shall become subject to the jurisdiction of a Federal bankruptcy court or similar state court, or if Borrower or any Guarantor shall make an assignment for the benefit of Borrower’s or such Guarantor’s creditors, or if there is an attachment, execution or other judicial seizure of any portion of Borrower’s or such Guarantor’s assets and such seizure is not discharged within ten (10) days, then Borrower shall be in Default under the Instrument and Lender may, at Lender’s option, declare all of the sums secured by the Instrument to be immediately due and payable without prior notice to Borrower, and Lender may invoke any remedies permitted by Section 7(d) of this Agreement. Any reasonable attorneys’ fees and other expenses incurred by Lender in connection with Borrower’s or any Guarantor’s bankruptcy or any of the other aforesaid events shall be additional indebtedness of Borrower secured by the Instrument pursuant to paragraph 8 of the Instrument.

(c) Transfers of the Property or Beneficial Interests in Borrower; Assumption. Except as otherwise provided in this Section 7(c), on sale or transfer of (i) all or any part of the Property, or any interest therein, or (ii) beneficial interests of Borrower (if Borrower is not a natural person or persons but is a corporation, partnership, trust or other legal entity), Borrower shall be in Default under the Instrument and this Agreement and Lender may, at Lender’s option, declare all of the sums secured by the Instrument and due under the provisions of this Agreement to be immediately due and payable, and Lender may invoke any remedies permitted by Section 7(d) of this Agreement and applicable law. This option shall not apply in case of:

(i) transfers by devise or descent or by operation of law upon the death of a member; and

(ii) sales or transfers of beneficial interests in Borrower provided that such sales or transfers, together with any prior sales or transfers of beneficial interests in Borrower, but excluding sales or transfers under subparagraph (i) above, do not result in more than twenty-five percent (25%) of the beneficial interests in Borrower having been sold or transferred since the date hereof.

(iii) The conveyance by Borrower to the Town of Granby of the “Security Lot” of 35 acres in the North Ranch Rural Estates as required in Section 6.7.1 of the Annexation and Development Agreement between the Town of Granby and Shorefox, LLC

(d) Remedies. Upon the occurrence of a default under this Agreement or the other Loan Documents, Lender shall be entitled to:

(i) cease making any additional advances to Borrower under the Loan or any other financial arrangements with Borrower;

(ii) declare all of the sums secured by the Instrument to be immediately due and payable without further demand;

(iii) foreclose the Instrument by judicial proceeding or the exercise of the power of sale thereunder;

(iv) collect all costs and expenses incurred in pursuing such remedies, including, but not limited to, attorneys’ fees and costs of documentary evidence, abstracts and title reports;

(v) complete the acquisition and construction of the Improvements and take all actions and execute all documents for such purpose in Borrower’s name or its name which Lender deems appropriate in its sole discretion; and

(vi) invoke any other rights and remedies permitted by applicable law or in equity or provided in this Agreement, the Note, the Instrument or the other Loan Documents.

Lender shall be entitled to collect all reasonable costs and expenses incurred in pursuing such remedies, including, but not limited to, reasonable attorneys’ fees as allowed by law and costs of documentary evidence, abstracts and title reports.

8. ADDITIONAL TERMS AND CONDITIONS.

(a) Protection of Lender’s Security. If any action or proceeding is commenced which materially adversely affects the Property or title thereto and the interest of Lender therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent’s estate, and Borrower is in Default or Borrower is not diligently pursuing available legal rights or remedies with respect to such actions or proceedings and such non-action could result in a material adverse effect on the value of the

Property, then Lender at Lender’s option may make such appearances, disburse such sums and take such action as Lender deems necessary, in its sole discretion, to protect Lender’s interest, including, but not limited to, (i) disbursement of attorneys’ fees, (ii) entry upon the Property to make repairs, (iii) procurement of satisfactory insurance as provided in this Agreement and the other Loan Documents, (iv) the payment of any taxes and/or assessments levied against the Property and then due and payable, and (v) discharge (by payment, bonding or otherwise) of any lien on the Property which is not a Permitted Encumbrance. In addition, with respect to an environmental condition which may materially adversely affect the Property during the term of the Loan or the interest of Lender therein, including, but not limited to any actual or suspected on-site environmental pollution conditions which are, or are reasonably believed to be, in violation of applicable environmental laws and which have, or are reasonably believed to have, a material adverse effect on the Property or the Borrower, or upon a Default, then Lender (or its agent, contractor or designee), at Lender’s option, shall have the right to enter the Property to conduct tests and investigate any such pollution conditions. If the environmental assessment reveals environmental pollution at or above actionable levels under applicable law, and Lender reasonably determines that Borrower is not diligently pursuing remediation with respect thereto, then Lender may, at Lender’s sole option, engage third party providers to undertake such remediation up to the limits of the secured creditor pollution policy relating to the Property.

(b) Indemnification and Hold Harmless. Lender shall not assume or be responsible for the performance of any of Borrower’s obligations under the Loan Documents or with respect to the Property or Collateral under any circumstances. Borrower shall immediately provide Lender with written notice of and indemnify and hold Lender and its shareholders, directors, officers, employees and agents (collectively “Indemnified Parties”) harmless from all claims, damages, liabilities (including attorneys’ fees and legal expenses), causes of action, actions, suits and other Legal Actions (collectively “Claims”) pertaining to its business operations, the construction of the Improvements, the Property, or the Collateral (including, but not limited to, those arising from Lender’s performance of Borrower’s obligations under this Agreement so long as Lender does not act in a grossly negligent or intentionally harmful manner). Borrower, upon the request of Lender, shall hire legal counsel to defend the Indemnified Parties from such Claims, and pay the attorneys fees, legal expenses, and other costs incurred in connection therewith. In the alternative, the Indemnified Parties shall be entitled to employ their own legal counsel to defend such Claims at Borrower’s cost.

(c) Further Assurances. Borrower shall execute and cause to be executed all documents and take and cause to be taken all actions reasonably deemed necessary by Lender, to carry out the intent and purposes of this Agreement and the other Loan Documents.

(d) Notice to Other Persons. Borrower shall file and record such documents and otherwise provide notice to such Persons as Lender deems necessary, in its sole discretion, to protect its interest under this Agreement and the other Loan Documents or with respect to the Property.

(e) Power of Attorney and Substituted Performance. Borrower hereby appoints Lender as its attorney-in-fact to perform any action or execute any document required to be taken or executed by Borrower under this Agreement and the other Loan Documents or otherwise deemed necessary or advisable by Lender in its sole discretion with respect to the Loan or Property. Lender shall be entitled, in its sole discretion, to perform or refrain from performing any of Borrower’s obligations described in this Agreement or the other Loan Documents and such substituted performance shall not relieve Borrower from its obligations or cure any default under this Agreement or the other Loan Documents. The powers of attorney described in this paragraph are coupled with an interest and are irrevocable, shall survive Borrower’s death or dissolution, and shall not be affected by Borrower’s disability in any manner. Notwithstanding anything herein to the contrary, prior to the occurrence of an event of default hereunder, Lender’s powers of attorney granted herein shall be limited to the power to execute such documents on behalf of Borrower as may be necessary in order to perfect any security interest granted by Borrower to Lender in connection with this Agreement or the other Loan Documents.

(f) Lender’s Costs and Expenses. Upon demand, Borrower shall pay all of the following costs and expenses incurred by Lender in connection with the Loan or Property; (a) all amounts expended by Lender to perform any of Borrower’s obligations under this Agreement or the other Loan Documents or to complete the construction of, protect, preserve, repair, foreclose upon, or dispose of the Property or Collateral together with a reasonable fee for Lender’s performance of such services; (b) all amounts expended by Lender to enforce any of its rights and remedies under this Agreement and the other Loan Documents; (c) all of Lender’s reasonable attorneys’ fees and legal costs and expenses including, but not limited to, those incurred by Lender to enforce any of its rights or remedies under this Agreement and the other Loan Documents; (d) all premiums and charges for title insurance examinations and policies and endorsements or updates thereto; (e) all survey costs; (f) all filing and recording fees; (g) all recordation and transfer taxes; (h) all insurance premiums; (i) all bond premiums; (j) all fees and expenses payable to Lender’s Inspector; (k) all fees of and expenses payable to any architects, engineers, general contractors, construction managers, or other Persons employed by Lender; (l) all fees for environmental reports and investigations and the remediation of environmental problems; and (m) all other costs and expenses reasonably incurred by Lender in its sole discretion. Such amounts shall be construed as additional advances under the Loan, accrue interest at the rates set forth in the Loan Documents, and be guarantied by the Guarantor and secured by all of the Collateral.

(g) Application of Payments. All payments received by Lender in connection with the Loan shall be applied first to expenses, then to accrued interest, and then to principal owing under the Loan Documents (unless a different application is required by the Note).

(h) Assignment and Hypothecation. Borrower shall not assign, convey, sell, transfer or encumber this Agreement, any of the other Loan Documents, or any of its rights or obligations thereunder without obtaining Lender’s prior written approval (which may be withheld by Lender in its sole discretion) and any attempt to take such action shall be void and shall constitute a default under this Agreement and the other Loan Documents. Lender may assign, convey, sell, transfer or encumber this Agreement and the other Loan Documents and its rights and obligations thereunder, in whole or in part to any other Person without the consent of Borrower or any third party.

(i) Time of Essence. Time is of the essence with respect to this Agreement and the other Loan Documents.

(j) Modification. This Agreement and the other Loan Documents may be amended, modified, replaced or substituted only in and by a writing signed by the parties thereto.

(k) Waiver. Lender’s waiver of any of Borrower’s obligations under this Agreement or the other Loan Documents must be contained in a writing signed by Lender. Any waiver shall apply solely to the act or omission described therein and not to any subsequent act or omission of any kind. Without limiting the foregoing, no advance of Loan proceeds shall constitute a waiver of any Borrower’s obligations under this Agreement or the other Loan Documents and no waiver shall be implied from any delay or failure by Lender to take any action following the occurrence of any default by Borrower under this Agreement or any other Loan Document. Lender’s waiver of any of Borrower’s obligations under this Agreement shall not limit Lender’s right to fully enforce Borrower’s obligations under this Agreement subsequent to such waiver.

(l) Forbearance by Lender Not a Waiver. Any forbearance by Lender in exercising any right or remedy hereunder or under the Instrument, or any of the other Loan Documents or Instrument, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy available to Lender. The acceptance by Lender of payment of any sum secured by the Instrument after the due date of such payment shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender’s right to accelerate the maturity of the indebtedness secured by the Instrument or by any of the other Instruments after notice of such breach and failure of Borrower to cure as hereinafter provided, nor shall Lender’s receipt of any awards, proceeds or damages operate to cure or waive a default in payment of sums secured by the Instrument or by any of the other Instruments.

(m) Resolution of Conflicts Between Loan Documents. Any conflicts between this Agreement and any other of the Loan Documents shall be controlled by the provisions of this Agreement.

(n) Notices. Except for any notice required under applicable law to be given in another manner, (a) any notice to Borrower provided for in this Agreement or in the Notes shall be given by mailing such notice by certified mail addressed to Borrower at Borrower’s address stated below or at such other address as Borrower may designate by notice to Lender as provided below, and (b) any notice to Lender shall be given by certified mail, return receipt requested, to Lender’s address stated herein or to such other address as Lender may designate by notice to Borrower as provided herein. Any notice provided for in this Agreement or in the Notes shall be deemed to have been given to Borrower or Lender when given in the manner designated herein.

All notices shall be sent to Borrower and Lender at the following addresses unless written notice is given to the sending party that a different address should be used for the receiving party in the future.

Borrower:	SHOREFOX DEVELOPMENT, LLC,
P.O. Box 4211
62801 U.S. Highway 40
Granby, Colorado 80446
Attention: Steven S. Bromberg

With a copy to:	Ronald S. Stern, Esq.
P.O. Box 50
Granby, Colorado 80446

Lender:	CNL INCOME PARTNERS, LP
CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801-3336
Attention: Chief Financial Officer,
Attention: Corporate Counsel

With a copy to:	Michael A. Ryan, Esquire
Lowndes, Drosdick, Doster, Kantor & Reed, P.A.
P.O. Box 2809
215 North Eola Drive
Orlando, Florida 32802

(o) Successors and Assigns. This Agreement and other Loan Documents shall be binding upon and inure to the benefit of Borrower, Lender, and their respective successors, permitted assigns, trustees, receivers, administrators, personal representatives, legatees and devisees.

(p) Severability. If any provision of this Agreement or the other Loan Documents shall be held invalid or unenforceable in any Legal Action, such holding shall not invalidate or render unenforceable any other provision thereof. In exercising any rights hereunder or taking any actions provided for herein, Lender may act through its employees, agents or independent contractors as authorized by Lender.

(q) Remedies Cumulative. Each remedy provided in the Loan Documents is distinct and cumulative to all other rights or remedies under the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

(r) Applicable Law; Consent to Jurisdiction and Venue. This Agreement and the other Loan Documents shall be governed by the laws of the State of Colorado (unless the laws of another state are specifically described as the governing law of any particular Loan Document). Borrower consents to the jurisdiction and venue of any court located in the County of Grand, State of Colorado, in the event of any Legal Action pertaining to this Agreement, the other Loan Documents, or the enforcement of any right or obligation described therein.

(s) Miscellaneous. All of the terms contained in this Agreement and the other Loan Documents shall be defined as set forth in the Uniform Commercial Code as adopted by the state described in the preceding paragraph unless specifically defined otherwise therein. All headings contained in the Agreement and the other Loan Documents are for convenience only and shall not be interpreted to enlarge or restrict the provisions thereof. The use of any gender, tense or conjugation in this Agreement or the other Loan Documents shall be applicable to all genders, tenses and conjugations. This Agreement and the other Loan Documents represent the complete and integrated understanding between Borrower and Lender pertaining to the Loan and the terms and conditions described in such documents. All prior and contemporaneous agreements and understandings, written or oral, express or implied, shall be of no further force and effect to the extent inconsistent therewith.

IN WITNESS WHEREOF, the parties hereto executed this Agreement or have caused this Agreement to be executed and delivered by their duly authorized officer(s) as of the date first set forth above.

“BORROWER”

WITNESSES:	SHOREFOX DEVELOPMENT, LLC, a Delaware limited liability company

By: SHOREFOX, LLC, a Delaware limited liability company, its Manager

By: GGRR, LLC, a Delaware limited liability company, its Manager

/s/	By:	/s/ Steven S. Bromberg
Name:		Steven S. Bromberg, Manager

/s/

Name:

STATE OF COLORADO

COUNTY OF

Before me, a notary public, in and for said county, personally appeared Steven S. Bromberg, known to me to be the person who, as Manager of GGRR, LLC, a Delaware limited liability company on behalf of the company as Manager of SHOREFOX, LLC, a Delaware limited liability company, on behalf of the company as Manager of SHOREFOX DEVELOPMENT, LLC, a Delaware limited liability company, on behalf of the company which executed the foregoing instrument, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said company as Manager; that the same is his free act and deed as Manager, and the free act of said company; that he was duly authorized thereunto by its members and managers (as applicable). In testimony whereof, I have hereunto subscribed my name, and affixed my official seal at                                     , this March 13, 2006.

/s/
(NOTARY SEAL)	Notary Public, State of Colorado

Printed Name: ______________________________________
Notary Commission No. ______________________________
My Commission Expires: _____________________________

WITNESSES:	SHOREFOX DEVELOPMENT, LLC, a Delaware limited liability company

By: SHOREFOX, LLC, a Delaware limited liability company, its Manager

By: GGRR, LLC, a Delaware limited liability company, its Manager

/s/	By:	/s/ Larry Martin
Name:		Larry Martin, Member

/s/

Name:

“LENDER”

Signed, sealed and delivered in the presence of:	CNL INCOME PARTNERS, LP, a Delaware limited partnership

By: CNL INCOME GP CORP., a Delaware corporation, its General Partner

/s/	By:	/s/ Amy Sinelli
Name:	Name: As Its:	Amy Sinelli Vice President

/s/

Name:

STATE OF FLORIDA

COUNTY OF ORANGE

The foregoing instrument was acknowledged before me on this March 13, 2006, by Amy Sinelli, as senior vice president of CNL INCOME GP CORP., a Delaware corporation, on behalf of the corporation as the General Partner of CNL INCOME PARTNERS, LP, a Delaware limited partnership, on behalf of the limited partnership. He/She is personally known to me and did not take an oath.

/s/
Notary Public - State of Florida

Print Name: ____________________________
Commission Number: ____________________
Commission Expires: ____________________

EXHIBIT “A”

LEGAL DESCRIPTION

A parcel of land, consisting of Parcel A (First Land) & Parcel B (First Option Land) as described at Reception No. 2004-014126 of the Records of Grand County and Exhibit A (Homestead) as described at Reception No. 2004-002008 except for that portion described at Reception No. 2005-010430 of the Records of Grand County being situated in the south one half of Section 19, that portion of the west one half of the southwest one quarter of Section 20 lying north and west of the centerline of the channel of the Colorado River, that portion of the northwest one quarter of the northwest one quarter of Section 29 lying north and west of the centerline of the channel of the Colorado River, that portion of the the west one half of Section 30 lying north and west of the Right of Way of Colorado State Highway No. 34, that portion of the north one half of the northeast one quarter and the southwest one quarter of the northeast one quarter of Section 30 lying north and west of the centerline of the northwest channel of the Colorado River and that portion of the northwest one quarter of Section 31 lying north and west of the Right of Way of Colorado State Highway No. 34 all contained within Township 2 North, Range 76 West of the 6th Principal Meridian;

and

The southeast one quarter and the east one half of the southwest one quarter of Section 24, the southeast one quarter and a portion of the northeast one quarter and a portion of the southwest one quarter of Section 25 lying north and east of the Right of Way of U.S. Highway No. 40 and that portion of the northwest one quarter and the northeast one quarter of Section 36 lying north of the Right of Way of U.S. Highway No. 40 and that portion of the southeast one quarter of Section 36 lying west of the Right of Way of U.S. Highway No. 34 all contained within Township 2 North, Range 77 West of the 6th Principal Meridian;

and

Based on a field survey of said parcel which considers the common line of Range 76 and Range 77, Township 2 North as bearing N 01 Degrees 09 Minutes 00 Seconds E as evidenced by an existing BLM brass cap at the southeast corner of Section 25, Township 2 North, Range 77 West and an existing BLM brass cap at the east one quarter corner of Section 24 Township 2 North Range 77 West and with all bearings contained herein relative thereto said parcel is more particularly described as follows;

Commencing at the east one quarter corner of Section 24, Township 2 North, Range 77 West, 6th Principal Meridian, said point being a BLM brass cap and the true POINT OF BEGINNING;

Thence S 89 Degrees 18 Minutes 34 Seconds E along the north line of the south one half of Section 19 a distance of 5296.50’ to the east one quarter corner of Section 19, Township 2 North, Range 76 West being a BLM brass cap;

Thence S 86 Degrees 12 Minutes 41 Seconds E along the north line of the west one half of the southwest one quarter a distance of 1184.75’ to the west center one sixteenth corner of Section 20, Township 2 North, Range 76 West being an aluminum cap, PLS #31942;

Thence S 01 Degrees 07 Minutes 34 Seconds W along the east line of the west one half of the southwest one quarter a distance of 1769.27’ to a point in the centerline of the channel of the Colorado River;

Thence along the meander line of the channel of the Colorado River the following courses;

Thence S 47 Degrees 31 Minutes 16 Seconds W a distance of 126.92’ to a point;

Thence S 42 Degrees 04 Minutes 47 Seconds W a distance of 385.06’ to a point;

Thence S 45 Degrees 57 Minutes 27 Seconds W a distance of 187.55’ to a point;

Thence S 59 Degrees 04 Minutes 21 Seconds W a distance of 132.24’ to a point;

Thence S 47 Degrees 00 Minutes 55 Seconds W a distance of 330.54’ to a point;

Thence S 56 Degrees 49 Minutes 16 Seconds W a distance of 363.84’ to a point;

Thence S 44 Degrees 00 Minutes 00 Seconds W a distance of 245.45’ to a point;

Thence S 53 Degrees 16 Minutes 19 Seconds W a distance of 389.32’ to a point;

Thence S 76 Degrees 37 Minutes 49 Seconds W a distance of 90.41’ to a point;

Thence S 55 Degrees 25 Minutes 00 Seconds W a distance of 136.07’ to a point;

Thence S 45 Degrees 59 Minutes 23 Seconds W a distance of 397.26’ to a point;

Thence S 34 Degrees 46 Minutes 11 Seconds W a distance of 161.39’ to a point;

Thence S 28 Degrees 43 Minutes 51 Seconds W a distance of 233.56’ to a point;

Thence S 30 Degrees 00 Minutes 34 Seconds W a distance of 14.75’ to a point on the north line of the southeast quarter of the northeast quarter of said Section 30;

Thence departing the meander line of the channel of the Colorado River and continuing N 88 Degrees 58 Minutes 16 Seconds W along the north line of the southeast quarter of the northeast quarter of said Section 30 a distance of 240.58’ to a pin & cap, PLS#17480;

Thence S 01 Degrees 29 Minutes 58 Seconds W along the west line of the southeast quarter of the northeast quarter of said Section 30 a distance of 690.63’ to a point in the centerline of the channel of the Colorado River;

Thence along the meander line of the channel of the Colorado River the following courses;

Thence S 44 Degrees 52 Minutes 39 Seconds W a distance of 291.41’ to a point;

Thence S 68 Degrees 36 Minutes 35 Seconds W a distance of 56.89’ to a point;

Thence N 88 Degrees 59 Minutes 48 Seconds W a distance of 107.27’ to a point;

Thence N 68 Degrees 05 Minutes 50 Seconds W a distance of 185.40’ to a point;

Thence N 67 Degrees 13 Minutes 00 Seconds W a distance of 133.14’ to a point;

Thence S 70 Degrees 29 Minutes 52 Seconds W a distance of 60.39’ to a point;

Thence S 76 Degrees 13 Minutes 18 Seconds W a distance of 143.43’ to a point;

Thence S 63 Degrees 03 Minutes 24 Seconds W a distance of 58.91’ to a point;

Thence S 51 Degrees 04 Minutes 50 Seconds W a distance of 112.58’ to a point;

Thence S 31 Degrees 50 Minutes 22 Seconds W a distance of 206.22’ to a point;

Thence S 46 Degrees 06 Minutes 43 Seconds W a distance of 106.83’ to a point;

Thence S 69 Degrees 28 Minutes 51 Seconds W a distance of 167.28’ to a point on the east line of the west half of said Section 30;

Thence departing the meander line of the channel of the Colorado River and continuing S 01 Degrees 07 Minutes 53 Seconds W a distance of 61.69’ to the center one quarter corner of said Section 30 being an aluminum cap PLS #31942;

Thence S 01 Degrees 07 Minutes 53 Seconds W along the east line of the west half of said Section 30 a distance of 1764.77’ to a point on the northwesterly right of way of Colorado Highway No. 34 being an aluminum cap, PLS # 31942;

Thence continuing along the northwesterly right of way of Colorado Highway No. 34 for the following courses;

Thence along a curve to the left having a radius of 2915.00’, and an arc length of 656.81’, a delta angle of 12 Degrees 54 Minutes 36 Seconds, a chord length of 655.42’, and a chord bearing of S 53 Degrees 08 Minutes 02 Seconds W to a point of tangent being an aluminum cap, PLS # 31942;

Thence S 46 Degrees 40 Minutes 44 Seconds W a distance of 1385.58’ to a point of curve being an aluminum cap, PLS #31942;

Thence along a curve to the left having a radius of 2915.00’, and an arc length of 504.85’, a delta angle of 09 Degrees 55 Minutes 23 Seconds, a chord length of 504.22’, and a chord bearing of S 41 Degrees 43 Minutes 03 Seconds W, to a point of tangent being an aluminum cap, PLS # 31942;

Thence S 36 Degrees 45 Minutes 21 Seconds W a distance of 782.71’ to a point of curve being an aluminum cap, PLS # 31942;

Thence along a curve to the left having a radius of 1005.00’, and an arc length of 277.79’, a delta angle of 15 Degrees 50 Minutes 14 Seconds, a chord length of 276.91’, and a chord bearing of S 28 Degrees 50 Minutes 14 Seconds W, to the northeast corner of the Horn Ranch / Mountain Parks Electric Outright Exemption being a pin and cap, PLS #22097;

Thence departing the northwesterly right of way of Colorado Highway No. 34 and continuing for the following courses;

Thence N 74 Degrees 45 Minutes 54 Seconds W along the line of the Horn Ranch / Mountain Parks Electric Outright Exemption a distance of 360.00’ to a pin and cap, PLS # 22097;

Thence S 11 Degrees 22 Minutes 02 Seconds W along the line of the Horn Ranch / Mountain Parks Electric Outright Exemption a distance of 427.34’ to a 1” diameter pipe;

Thence S 11 Degrees 42 Minutes 55 Seconds E along the line of that parcel described at Book 155, Page 293 a distance of 509.32’ to a 1” diameter pipe;

Thence S 12 Degrees 49 Minutes 28 Seconds E along the line of that parcel described at Book 155, Page 293 a distance of 115.07’ to a 1” diameter steel pin;

Thence S 29 Degrees 47 Minutes 23 Seconds E along the line of that parcel described at Book 155, Page 293 a distance of 72.99’ to a point on the northwesterly right of way of U.S. Highway No. 40;

Thence along a curve to the right on the northwesterly right of way of U.S. Highway No. 40 having a radius of 268.30’, and an arc length of 42.77’, a delta angle of 09 Degrees 07 Minutes 59 Seconds, a chord length of 42.72’, and a chord bearing of S 22

Degrees 32 Minutes 04 Seconds W to the southeast corner of Tract No.1 N.B. Burt Subdivision being a spike and washer, PLS #3660;

Thence N 23 Degrees 32 Minutes 20 Seconds W along the line of N.B. Burt Subdivision a distance of 184.48’ to a spike and washer, PLS #3660;

Thence N 87 Degrees 53 Minutes 30 Seconds W along the line of N.B. Burt Subdivision a distance of 282.36’ to a spike and washer, PLS #3660;

Thence N 87 Degrees 40 Minutes 44 Seconds W along the line of N.B. Burt Subdivision a distance of 170.23’ to a spike and washer, PLS #3660;

Thence N 87 Degrees 48 Minutes 42 Seconds W along the line of that parcel described at Reception # 2000-000080 a distance of 355.26’ to a point on the northeasterly right of way line of U.S. Highway No. 40 being an aluminum cap, PLS #31942;

Thence continuing along the northeasterly right of way line of U.S. Highway No. 40 for the following courses;

Thence N 58 Degrees 44 Minutes 16 Seconds W a distance of 2066.90’ to a point of curve being an aluminum cap, PLS #31942;

Thence along a curve to the right having a radius of 2815.00’, and an arc length of 1604.13’, a delta angle of 32 Degrees 39 Minutes 00 Seconds, a chord length of 1582.51’, and a chord bearing of N 42 Degrees 24 Minutes 46 Seconds W, to a point of tangent being an aluminum cap, PLS #31942;

Thence N 26 Degrees 05 Minutes 16 Seconds W a distance of 557.40’ to Station No. 458+70.4 being a brass cap;

Thence departing the northeasterly right of way line of U.S. Highway No. 40 and continuing for the following courses;

Thence N 80 Degrees 12 Minutes 08 Seconds E a distance of 1408.88’ to an aluminum cap, PLS #31942, situated on the north-south centerline of said Section 25;

Thence N 00 Degrees 40 Minutes 30 Seconds E along the north-south centerline of said Section 25 a distance of 2209.10’ to the center one quarter corner of said Section 25 being an aluminum cap, PLS #31942;

Thence N 88 Degrees 42 Minutes 25 Seconds E along the east-west centerline of said Section 25 a distance of 317.48’ to an aluminum cap, PLS #31942;

Thence N 00 Degrees 40 Minutes 30 Seconds E a distance of 2586.81’ to an aluminum cap, PLS #31942, situated on the north line of said Section 25;

Thence S 87 Degrees 18 Minutes 42 Seconds W along the north line of said Section 25 a distance of 317.84’ to the north one quarter corner of said Section 25 being a BLM brass cap;

Thence S 87 Degrees 19 Minutes 57 Seconds W along the north line of said Section 25 a distance of 1366.54’ to the west one sixteenth corner of said Sections 24 & 25 being a BLM brass cap;

Thence N 00 Degrees 20 Minutes 35 Seconds E along the west line of the southeast one quarter of the southwest one quarter of said Section 24 a distance of 1324.72’ to the southwest one sixteenth corner of said Section 24;

Thence N 00 Degrees 19 Minutes 34 Seconds E along the west line of the northeast one quarter of the southwest one quarter of said Section 24 a distance of 662.03’ to the center-north-southwest one sixtyfourth corner of said Section 24 being an aluminum cap, PLS #31942;

Thence N 87 Degrees 21 Minutes 30 Seconds E along the east-west centerline of the northeast one quarter of the southwest one quarter of said Section 24 a distance of 1371.38’ to the center-north-south one sixtyfourth corner of said Section 24 being an aluminum cap, PLS #31942;

Thence N 87 Degrees 22 Minutes 20 Seconds E along the east-west centerline of the northwest one quarter of the southeast one quarter of said Section 24 a distance of 1378.93’ to the center-north-southeast one sixtyfourth corner of said Section 24 being an aluminum cap, PLS #31942;

Thence N 00 Degrees 48 Minutes 48 Seconds E along the north-south centerline of the southeast one quarter of said Section 24 a distance of 661.87’ to the center-east one sixteenth corner of said Section 24 being an aluminum cap, PLS #31942;

Thence N 87 Degrees 23 Minutes 31 Seconds E along the east-west centerline of said Section 24 a distance of 1382.78’ back to the east one quarter corner of said Section 24 and the POINT OF BEGINNING;

Said parcel as described contains plus or minus 1511.66 acres.

AND

A parcel of land situated in Section 24, Township 2 North, Range 77 West of the 6th Principal Meridian being more particularly described as follows;

The north one half of the northeast one quarter of the southwest one quarter (N1/2NE1/4SW1/4), and the north one half of the northwest one quarter of the southeast one quarter (N1/2NW1/4SE1/4).

Said parcel of land contains plus or minus 41.78 acres.

SCHEDULE 1(m)

CONSTRUCTION BUDGET

Shorefox Budget 2006

	2002 - 6/30/05	7-12/2005	2,006	2,007	2,008	2,009	2,010	2,011	TOTAL
Land Planning, Zoning & Engineering, Architect	928,175	369,815	2,052,074	2,052,074	769,528	256,509			6,428,175
Enviro. Reclamation / Engineering & Water/Sewer Fee	243,449	909,314	1,250,000	1,250,000					3,652,763
Roads & Utilities (11.5 miles @ $540/linear ft.)	61,361	558,301	19,433,280	9,716,640	3,238,880				33,008,462
River Reclamation, Ponds & Reservoirs	136,728	121,981	1,131,604	2,829,010	1,131,604	565,802			5,916,728
Landscaping / Architecture / Fencing / Tree Farm			1,300,000	3,250,000	1,300,000	650,000			6,500,000
Mass Grading			3,000,000
Bridge Construction	59,929	44,303	2,210,127	245,570					2,559,929

Total	1,429,642	2,003,714	30,377,085	19,343,293	6,440,012	1,472,311	0	0	58,066,057

Lodge North			700,000	4,900,000	1,400,000				7,000,000
Resort Course South & Tripp Davis	120,752	379,248		4,000,000	1,500,000				9,000,000
Resort Course South Landscaping			500,000	750,000	250,000				1,500,000
Justin Leonard Design		517,889	75,000	150,000	150,000	70,753			963,642
Clubhouse South			1,250,000	5,900,000	1,850,000				9,000,000
Operations / Mtce Facility				2,000,000	500,000				2,500,000

Total	120,752	897,137	2,525,000	17,700,000	5,650,000	70,753	0	0	29,963,642

SCHEDULE 1(bb)

Description of Improvements To Be Completed with each Phase – To Be completed and approved by Lender prior to advances from the Construction Reserve Account

Phase I—$20 Million Advanced by Lender

             linear feet of roadways and utilities, including

             acres mass graded, including                                  [all of South Ranch?]

             acres served with master drainage system including                                  [all of South Ranch?]

Phase II - $             Million to be advanced by Lender [same information]

Phase III - $             Million to be advanced by Lender [same information]

Each description of a Phase of the Improvements must be accompanied by a detailed line item Budget and accompanied by contracts and bids supporting the Budgeted costs, as well as the Engineer’s and General Contractor’s certificates required by this Agreement, all to Lender’s satisfaction

SCHEDULE 2(z)

LOCATION OF GOLF COURSE, CLUBHOUSE AND LODGE

SCHEDULE 2(k)

Permits, Licenses and Approvals

A. Permits and approvals from the applicable Governmental Authorities for completion of the portion of the Improvements being undertaken initially and currently in place:

Planned Development Overlay District Preliminary Plan

Town of Granby Annexation and Development Agreement

Granby Sanitation District Pre-Inclusion Agreement

Army Corp of Engineers - Wetland Delineation acceptance & Temporary Bridge Permit

B. Needed in the future:

Final Army Corp of Engineers 404 Permit including Permanent Bridge Permit

Storm Water Management Plan

Final CDOT Access Permit

Conditional Use Permit for Gravel Pit

Engineering Approvals from Town and Granby Sanitation District

SCHEDULE 5(a)

CERTIFICATE AND DRAW REQUISITION

DRAW NO.

THIS CERTIFICATE AND DRAW REQUISITION (“Certificate”) is made this              day of                     , 200  , by and from SHOREFOX DEVELOPMENT, LLC, a Delaware limited liability company (“Borrower”), to CNL INCOME PARTNERS, LP, a Delaware limited partnership (“Lender”).

Borrower hereby requisitions an advance in the amount of $             pursuant to the Construction Loan Agreement (“Loan Agreement”) dated March     , 2006, between Borrower and Lender. All documentation required for disbursements under the Loan Agreement, including the Construction Funding Checklist and AIA Form G702 and G703, is attached hereto. The amounts to be disbursed shall be paid to the persons or entities identified in the attached invoices.

In connection with this requisition, Borrower hereby certifies that:

(a) The obligation to make such payments was incurred by Borrower after the execution of the Loan Agreement in connection with the completion of the Improvements and has not been the basis of any prior requisition which has been paid.

(b) Borrower has not received written notice of any lien, right to lien or attachment upon, or claim affecting the right of such payee to receive payment of any of the money payable under this requisition to any of the persons, firm or corporations named in the documentation attached to this Certificate, or if any notice of any such lien attachment or claim has been received, such lien, attachment or claim has been or will be released or discharged upon payment of this requisition. All previous sums disbursed by Lender to Borrower have been paid in accordance with the Lender approved draw request and if to contractors, builders or materialmen the Borrower has obtained lien waivers in connection therewith.

(c) With respect to any amounts requisitioned hereunder to be paid for labor or to contractors, builders or materialmen, (i) the obligation to make such payment has been properly incurred, (ii) any such labor was actually furnished or installed in or about the Improvements and (iii) such materials or supplies that are or will be acquired, constructed or installed as part of the Improvements either are not subject to any lien or security interest or, if they are so subject, such lien or security interest will be released or discharged upon payment of the above requisition.

(d) The representations and warranties of Borrower set forth in the Loan Agreement and the Instrument (as defined below) are correct as of the date of this Certificate;

(e) Borrower is not in default under the Loan Agreement and nothing has occurred to the knowledge of Borrower which prevents the performance of its obligations under the Loan Agreement; and

[Signatures on Next Page]

(f) The advance requisitioned under this Certificate is part of the principal sum secured by the Commercial Deed of Trust, Assignment of Lease and Rents, Security Agreement and Fixture Filing dated March     , 2006 from Borrower to Lender (“Instrument”) and subject to the terms of the Loan Agreement.

SHOREFOX DEVELOPMENT, LLC, a Delaware limited liability company

By: SHOREFOX, LLC, a Delaware limited liability company, its Manager

By: GGRR, LLC, a Delaware limited liability company, its Manager

By:
Name:	Steven S. Bromberg, Manager

Name:

SCHEDULE 5(a)

CONSTRUCTION FUNDING CHECKLIST

Orvis Shorefox Concept/City/State	Request for Draw # Request for Final Draw ☐

Shorefox Development, LLC Owner Name	Date of Draw Request

DOCUMENTATION REQUIRED FOR DRAW REQUISITION

	Submitted	CNL Waived	N/A
Progress photograph	☐	☐	☐

Suppliers/sub-contractors invoices for all work completed to date	☐	☐	☐

Lien waivers for all work completed to date (Must be signed before advance/all signatures must be notarized)	☐	☐	☐

AIA G-702 and G-703

☐ Signed by Developer (tenant)	☐	☐	☐

☐ Signed by General Contractor	☐	☐	☐

☐ Certified by Inspecting Engineer Any Change Orders:	☐	☐	☐

☐ Yes ☐ No

☐ Invoices/contractor signed approval/revised construction budget attached ☐ Approved by CNL ☐ Paid by Borrower

ADDITIONAL DOCUMENTATION REQUIRED FOR FINAL PAYMENTS

☐	Contractor’s Final Affidavit and accompanying subcontractor and supplier lien waivers

☐	Certificate of Occupancy/Licenses/Permits

☐	As-Built Survey

☐	Affidavit of Substantial Completion

☐	Evidence of Insurance

☐	Assignment of Development Rights, if not previously executed

☐	Assignment of Warranties, if not previously executed